Exhibit 10.2

SECOND AMENDED AND RESTATED TRUST AGREEMENT OF

CF SUMMERFIELD MULTIFAMILY DST

A DELAWARE STATUTORY TRUST

This SECOND AMENDED AND RESTATED TRUST AGREEMENT of CF SUMMERFIELD MULTIFAMILY DST, a Delaware statutory trust (the “Trust”), dated as of May 11, 2021, is made by and among CF Summerfield Depositor, LLC, a Delaware limited liability company (the “Depositor”); CF Summerfield DST Holder, LLC, a Delaware limited liability company (“CFIT Investor”); Delaware Trust Company, a Delaware limited liability company, as the Delaware trustee (the “Delaware Trustee”); CF Summerfield Manager, LLC, a Delaware limited liability company, as administrative trustee (the “Administrative Trustee” and together with the Delaware Trustee, the “Trustees” or each a “Trustee”), Michelle Dreyer, as the independent trustee (the “Independent Trustee”), and any other person who subsequently signs this agreement (the “Trust Agreement”) and becomes a party to it.

WHEREAS, the Depositor, Administrative Trustee and Delaware Trustee formed the Trust as a “statutory trust” pursuant to and in accordance with the Delaware Statutory Trust Act (Title 12, Chapter 38 §3801 et. seq.), as amended from time to time (the “Act”) by filing the Certificate of Trust with the Delaware Secretary of State on March 10, 2021, and intend that this Trust Agreement constitute the “governing instrument” of the Trust (as such term is defined in Section 3801(c) of the Act);

WHEREAS, the Depositor, the Administrative Trustee and the Delaware Trustee entered into that certain Trust Agreement of CF Summerfield Multifamily DST, dated as of March 10, 2021 (the “Original Trust Agreement”), and entered into that certain Amended and Restated Trust Agreement of CF Summerfield Multifamily DST, dated as of March 26, 2021 (the “First Amended Trust Agreement”);

WHEREAS, as of the date hereof, the Depositor holds seventy-five percent (75%) of the beneficial ownership interests in the Trust (the “Depositor Interests”), and the CFIT Investor holds twenty-five percent (25%) of the beneficial ownership interests in the Trust;

WHEREAS, the Trust owns the real estate and improvements located at 8100 Gibbs Way, Landover, Maryland 20785 (the “Real Estate”);

WHEREAS, the Real Estate is subject to the Master Lease (as hereinafter defined);

WHEREAS, the Real Estate is subject to the Loan (as hereinafter defined);

WHEREAS, it is anticipated that certain Persons will purchase from the Trust up to seventy-five percent (75%) of the Interests in exchange for payment of money and become Investors, as such terms are defined herein, pursuant to a private placement of the Interests, and that the proceeds of the private placement will be used by the Administrative Trustee to pay certain expenses and fees and to return exclusively to the Depositor all or a portion of its capital contributions in reduction of all or a portion of the Depositor Interests in the Trust, as the case may be, as set forth in the Private Placement Memorandum (as hereinafter defined) and as further described in Section 2.08 hereof; and

WHEREAS, in anticipation of the issuance of the Private Placement Memorandum, the Depositor, the CFIT Investor, the Administrative Trustee and the Delaware Trustee have determined that it is advisable to amend and restate in its entirety the First Amended Trust Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Trust Agreement, the capitalized terms set forth below shall have the following meanings:

“Administrative Trustee” shall have the meaning set forth in the preamble.

“Affiliate” shall mean, with respect to any specified Person, any other Person owning beneficially, directly or indirectly, any ownership interest in such specified Person or directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Borrower” shall mean the Trust.

“Cash Amount” shall have the meaning set forth in Section 11.01(d).

“Cash Amount Cap” shall have the meaning set forth in Section 11.01(d).

“Cash Election Deadline” shall have the meaning set forth in Section 11.01(d).

“Cash Election Investors” shall have the meaning set forth in Section 11.01(d).

“Cash Election Notice” shall have the meaning set forth in Section 11.01(d).

“CF” shall mean Cantor Fitzgerald Investors, LLC, a Delaware limited liability company.

“CFIT” shall mean Cantor Fitzgerald Income Trust, Inc., a Maryland corporation and a publicly registered non-traded real estate investment trust. For the avoidance of doubt, all references herein to CFIT shall include all direct and indirect subsidiaries of CFIT, including but not limited to Cantor Fitzgerald Income Trust Operating Partnership, L.P.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Control” shall mean (whether capitalized or not), with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, more than fifty percent (50%) of the ownership interests.

“Delaware Trustee” shall have the meaning set forth in the preamble.

“Depositor” shall have the meaning set forth in the preamble.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Exercise Date” shall have the meaning set forth in Section 11.01(d).

“Fair Market Value Option” shall have the meaning set forth in Section 11.01(a).

“Independent Trustees” means an individual with at least three (3) years of employment experience serving as an independent trustee at the time of appointment who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, Delaware Trust Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers or, after a Securitization is not acceptable to the Rating Agencies, another nationally-recognized company reasonably approved by Lender and if required by Lender after a Securitization, the Rating Agencies, in each case that is not an Affiliate of such corporation, Delaware Statutory Trust or limited liability company and that provides professional independent directors, trustees or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a trustee, member of the board of directors or board of managers of such corporation, Delaware Statutory Trust or limited liability company and is not, and has never been, and will not while serving as independent director, trustee or manager be:

(a) a member (other than an independent, non-economic “springing” member), partner, equity holder, manager, director, officer or employee of such corporation, Delaware Statutory Trust or limited liability company, or any of its respective equity holders or Affiliate of Borrower (other than as an independent director or manager of an Affiliate of such corporation, Delaware Statutory Trust or limited liability company that is not in the direct chain of ownership of such corporation, Delaware Statutory Trust or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of business);

(b) a customer, creditor, supplier or service provider (including provider of professional services) to such corporation, Delaware Statutory Trust or limited liability company or any of its respective equity holders or Affiliates of Borrower (other than a nationally-recognized company that routinely provides professional independent directors or managers and other corporate services to such corporation, Delaware Statutory Trust or limited liability company or any of its respective equity holders or Affiliates of Borrower in the ordinary course of business);

(c) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that Controls or is under common Control with (whether directly, indirectly or otherwise) any of the Persons referred to in clauses (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director or manager of a Special Purpose Entity in the direct chain of ownership of such corporation, Delaware Statutory Trust or limited liability company shall not be disqualified from serving as an independent director or manager of such corporation, Delaware Statutory Trust or limited liability company, provided that the fees that such individual earns from serving as independent directors or managers of such Borrower Affiliates in any given year constitute in the aggregate less than five percent ( 5%) of such individual’s annual income for that year.

“Interest” shall mean, with respect to an Investor, such Investor’s beneficial ownership interest in the Trust Property (for the avoidance of doubt, such Investor’s Interest shall be its portion of the Depositor Interests), which is reflected on Schedule 1 attached hereto and made a part hereof. All Interests shall be of a single class.

“Interest FMV” shall have the meaning set forth in Section 11.01(d).

“Investor(s)” shall mean the Depositor to the extent it holds or retains a Depositor Interest, the CFIT Investor, each Person who becomes a holder of an Interest pursuant to the offering of Interests described in the Private Placement Memorandum or otherwise, and each of their successors in interest as beneficiaries of the Trust pursuant to Article III.

“Lender” shall mean Arbor Private Label, LLC, and its successors and assigns, with respect to the Loan.

“Loan” shall mean that certain loan from the Lender in the amount of $76,575,000 made to the Trust by the Lender.

“Loan Agreement” shall mean that certain Loan Agreement dated as of March 26, 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time), by and between Lender and the Trust.

“Loan Documents” shall mean any and all documents evidencing or securing the Loan or any assumptions thereof including, without limitation, the Loan Agreement, any promissory note, mortgage, assignment of leases and rents, indemnity agreement, guaranty certificate, escrow agreement, consent or subordination agreement or the functional equivalent of any of the aforementioned, and any and all other documents related to the Loan.

“Majority” shall mean more than fifty percent (50%).

“Master Lease” shall mean that certain Master Lease between the Trust, as landlord and the Master Tenant, as tenant, with respect to the Real Estate.

“Master Tenant” shall mean CFHZ Summerfield Master Tenant JV, LLC, a Delaware limited liability company.

“Material Action” means, as to any Person, to file any insolvency, or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver (unless at Lender’s request), liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due (unless such admission is true), or to take action in furtherance of any of the foregoing.

“Modified Cash Amount” shall have the meaning set forth in Section 11.01(d).

“NAV” shall have the meaning set forth in Section 11.02(a).

“Operating Partnership” shall have the meaning set forth in Section 11.01(a).

“Option Holder” shall have the meaning set forth in Section 11.01(a).

“OP Units” shall have the meaning set forth in Section 11.01(a).

“Original Trust Agreement” shall have the meaning set forth in the recitals.

“Percentage” shall mean, with respect to a particular Investor, the percentage beneficial ownership interest of such Investor in the Trust Property as reflected on Schedule 1 attached hereto and made a part hereof (including any updates of Schedule 1 to reflect transfers of Interests that satisfy the provisions of Article III), and the rights, obligations, benefits and burdens associated with such beneficial ownership interest.

“Person” shall mean a natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

“Plan Asset Rules” shall mean 29 Code of Federal Regulations Section 2510.3-101, as amended from time to time.

“Private Placement Memorandum” shall mean the memorandum and related documents distributed to prospective Investors that provides such persons with information relating to an investment in the Interests.

“Real Estate” shall have the meaning set forth in the recitals.

“Real Estate FMV” shall have the meaning set forth in Section 11.02(b).

“Receipt Date” shall have the meaning set forth in Section 11.01(d).

“Regulations” shall mean U.S. Treasury Regulations promulgated under the Code.

“Section” shall mean a section in this Trust Agreement, unless otherwise modified.

“Special Purpose Entity” shall mean an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially identical to the special purpose provisions set forth on Schedule 2. of this Trust Agreement.

“Transaction Documents” shall mean the Trust Agreement, the Master Lease and the Loan Documents.

“Transfer Distribution” shall mean distributions of Trust Property as set forth in section 9.03.

“Trust” shall have the meaning set forth in the preamble.

“Trust Agreement” shall have the meaning set forth in the preamble.

“Trustees” (including the singular “Trustee” thereof) shall have the meaning set forth in the preamble.

“Trust Property” shall mean all right, title and interest of the Trust in and to any property owned by the Trust, including the Real Estate.

“Unit FMV” shall have the meaning set forth in Section 11.02(a).

ARTICLE II

FORMATION OF TRUST

2.01     Name. The Trust created hereby shall be known as CF Summerfield Multifamily DST.

2.02     Registered Office and Agent; Principal Place of Business.

(a) The name and address of the registered agent of the Trust in the State of Delaware is the Delaware Trust Company, Corporation Trust Center, 251 Little Falls Drive Wilmington, Delaware 19808. The Administrative Trustee may from time to time in accordance with the Act change any of the Trust’s registered agents and/or registered offices and designate a registered agent and registered office in each state the Trust is required to maintain or appoint one.

(b)The principal place of business of the Trust shall be at such place as the Administrative Trustee shall designate from time to time by notice to the Investors, which need not be in the State of Delaware. The initial principal place of business of the Trust shall be 110 East 59th Street, New York, NY 10022.

2.03     Purposes. The purposes of the Trust are to engage in the following activities: (i) to acquire and own the Real Estate and any related personal property; (ii) to enter into or assume and comply with the terms of the Transaction Documents; (iii) to conserve, protect, manage and dispose of the Real Estate; and (iv) to take such other actions as the Trustees deem necessary or advisable to carry out the foregoing. For the avoidance of doubt, without further action or authorization of any Person, and consistent with Sections 7.01(d) and 7.02 of this Agreement, the Trust and the Administrative Trustee on behalf of the Trust are hereby authorized to acquire the Real Estate (including entering into any agreements to effectuate such acquisition), enter into the Loan Documents, enter into and assume the Master Lease, and to take such other actions as are required in order to effectuate the actions authorized by this sentence notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. All lawful acts and activities of the Trust, in the name or on behalf of the Trust, are approved, confirmed, and ratified in all respects. The Administrative Trustee is hereby authorized to enter into the Trust Agreement, to serve as administrative trustee of the Trust, and to execute on behalf of the Trust, the Loan Documents, the Transaction Documents and the Master Lease, and to take such other actions on behalf of the Trust as contemplated under Section 2.03 of the Trust Agreement. The Master Tenant is hereby authorized to enter into the Master Lease, in its capacity as tenant, and to take all such other actions as necessary thereby. The Trust shall hold the Trust Property for investment purposes and only engage in activities which are customary services in connection with the maintenance and repair of the Real Estate. Neither the Administrative Trustee, Delaware Trustee, Investors, nor their agents shall provide services: (a) that are not “customary services” within the meaning of Revenue Ruling 75-374, 1975-2 C.B. 261; (b) the payment for which would not qualify as “rents from real property” within the meaning of Code Section

512(b)(3)(A)(i) and the Regulations thereunder; or (c) the payment for which would not qualify as “rents from real property” within the meaning of Code Sections 856(c)(2)(C) and 856(c)(3)(A) and the Regulations thereunder. The Trust shall conduct no business other than as specifically set forth in this Section 2.03.

2.04     Declaration of Trust by Delaware Trustee. The Delaware Trustee, in its capacity as the Delaware trustee of the Trust, hereby declares that it will hold the Trust Property upon the terms and conditions herein for the benefit of the Investors, subject to the obligations of the Trust under the Master Lease, the Loan Documents and other relevant agreements. It is the intention of the parties hereto that the Trust constitute a “statutory trust” under Chapter 38 of Title 12 of the Delaware Code. In accordance with the Original Trust Agreement, the Delaware Trustee caused the filing of a Certificate of Trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware (the “Secretary of State”) pursuant to Section 3810   of Title 12 of the Act. It is the intention of the parties hereto that the Trust shall not constitute an agency, partnership, corporation, association or business trust for federal income tax purposes. Instead, each Investor shall be treated for federal income tax purposes as the owner of a direct ownership interest in the Trust Property. Each Investor agrees to report its interest in the Trust in a manner consistent with the foregoing and otherwise not to take any action that would be inconsistent with the foregoing.

2.05     Limitation on Certain Activities.

(a) This Section 2.05 is being adopted solely for the benefit of the Lender in order to comply with certain provisions of the Loan Documents necessary to qualify the Trust as a “special purpose entity” and accordingly is enforceable against the Trust and the Trustees solely by the Lender pursuant to Section 12.10 of this Trust Agreement.

(b)The Trust will not, and notwithstanding any other provision of this Trust Agreement and any provision of law that otherwise so empowers the Trust or any other Person, neither the Trust nor any other Person shall be authorized or empowered, nor shall they permit the Trust, without the prior unanimous written consent of all of the Trust’s Trustees, including, without limitation, the Independent Trustee, and the Depositor (so long as it holds a Percentage), and such other entities as may be required under the Trust Agreement or at law, take any of the following actions:

(i)File any insolvency, reorganization case or proceeding, to institute proceedings to have Borrower be adjudicated bankrupt or insolvent.

(ii)Institute proceedings under any applicable insolvency law.

(iii)Seek relief under any law relating to relief from debts or the protection of debtors.

(iv)Consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower.

(v)File a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy or insolvency.

(vi)Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Borrower or a substantial part of its property.

(vii)Make any assignment for the benefit of creditors of Borrower.

(viii)Admit in writing Borrower’s inability to pay its debts generally as they become due.

(ix)Take action in furtherance of any of the foregoing.

(b)Notwithstanding any provisions of this Trust Agreement and any provision of law that otherwise so empowers the Trustees or the Investors, so long as any obligation evidenced or secured by any of the Loan Documents remains outstanding and not discharged in full and the lien of the mortgage has not been released, neither the Trust, the Trustees nor any other Person on behalf of the Trust shall have any authority to do any of the following without the Lender’s prior written consent:

(i)engage in any business or activity other than those set forth in Section 2.03 of this Trust Agreement;

(ii)perform any act in contravention of or constituting an event of default under the Loan Documents;

(iii)borrow money or incur indebtedness other than the Loan, normal trade accounts payable and lease obligations in the normal course of business (subject to the limitations contained in the Loan Documents), or grant consensual liens on the Trust’s property other than in connection with the Loan;

(iv)amend, alter, change or repeal any provision of this Trust Agreement (except to the extent otherwise permitted pursuant to the terms and conditions of the Loan Documents);

(v)issue or distribute (in termination of the Trust or otherwise) tenancy in common interests or other partial interests in the Real Estate to the Investors or to any other Person; and

(vi)except as provided in Sections 9.02 and 9.03 of this Trust Agreement, dissolve, liquidate, wind up, consolidate or combine with any other entity, merge or sell, transfer, encumber (except with respect to the Lender), lease or otherwise dispose of the Trust’s assets.

(c) Notwithstanding any other provision of this Trust Agreement, so long as any obligation evidenced or secured by any of the Loan Documents remains outstanding and not discharged in full and the lien of the mortgage has not been released, the Trustees shall cause the Trust at all times to:

(i)observe statutory formalities with respect to the administration of the Trust and in the conduct of the Trust’s activities; and

(ii)prepare separate financial statements and, if the Trust is not treated for federal, state or local income tax purposes as a disregarded entity, file its tax returns, if any, separate from those of any other Person, and not file consolidated tax returns with any other Person.

(d) Notwithstanding any other provision of this Trust Agreement, so long as any portion of the Loan remains outstanding, the Administrative Trustee also shall cause the Trust to, and the Trust shall comply with, the covenants set forth on Schedule 2 attached to this Trust Agreement

2.06     Operative Timing Related to Certain Provisions of this Trust Agreement. Notwithstanding anything else in this Trust Agreement to the contrary, the following sections of this Trust Agreement shall be of no force or effect during such time that the Trust has only one (1) Investor, and shall be fully operative at all such times as the Trust has more than one (1) Investor: (a) Section 7.03; (b) Section 7.06 (solely to the extent it refers to Section 7.03); (c) Section 9.02; (d) Section 9.03; and (e) Section 11.09 (solely with respect to the clause limiting amendments that would “vary the investment” of the Investors).

2.07     Beneficial Ownership Interests.

(a) Each beneficial ownership interest in the Trust shall constitute and shall remain a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the

American Bar Association on February 14, 1995. Notwithstanding any provision of this Trust Agreement to the contrary, to the extent that any provision of this Trust Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C. § 8-101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

(b) The Trust shall not permit the beneficial ownership interests in the Trust to be represented by an instrument issued in bearer or registered form, or to constitute certificated securities as defined in Article 8 of the UCC. The Trust shall not take any action or permit any action to be taken that would revoke, cancel or change the election set forth in Section 2.07(a) for the beneficial ownership interests in the Trust to constitute securities under Article 8 of the UCC.

(c) The Trust shall maintain books for the purpose of registering the transfer of beneficial ownership interests.

2.08     Purchases of Interests by Investors; Reduction in Depositor Interest. Persons shall become Investors in the Trust upon the closing of their respective exchanges of cash payments made by such Persons to the Trust in exchange for Interests in the Trust, all as described in the Private Placement Memorandum. The amount of cash paid by, and the Percentage of, such Investor shall be as provided in the Private Placement Memorandum as determined by the Administrative Trustee, reflected on the books and records of the Trust, and set forth Schedule 1. All cash paid by such Investors in exchange for Interests (less any amounts required to pay expenses of the Trust including fees and expenses of the offering of Interests described in the Private Placement Memorandum) shall be used by the Trust to reduce an equivalent portion of the Depositor Interests then held by the Depositor such that in no event may such reduction result in a net increase or decrease in the corpus of the Trust. With respect to such payment by an Investor pursuant to the offering of Interests described in the Private Placement Memorandum and related reduction of a portion of the Depositor Interests then held by the Depositor, the reduction of the Percentage of the Depositor shall be equal to the Percentage granted by the Trust to the contributing Investor.

ARTICLE III

TRANSFER OF INTERESTS

3.01     Restrictions on Transfer. Subject to Section 3.02, no Interest, or any portion thereof, may be assigned, pledged, encumbered or transferred (each a “Proposed Interest Transfer”) without the prior consent of the Administrative Trustee. The Administrative Trustee’s consent to each Proposed Interest Transfer is subject to the sole discretion of the Administrative Trustee, including, but not limited to, the satisfaction as determined in the sole discretion of the Administrative Trustee, of the following:

(a) that such Proposed Interest Transfer complies with all applicable securities laws;

(b) that such Proposed Interest Transfer complies with all transfer restrictions and requirements set forth in the Loan Documents and does not itself or in combination with any other prior Interest transfer or Proposed Interest Transfer constitute an event of default under the Loan Documents;

(c) that such Proposed Interest Transfer would not result in the Trust having to register as an investment company under the Investment Company Act of 1940, as amended, or require the Trust or any Trustee to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(d) that such Proposed Interest Transfer does not cause the Trust Property to become “plan assets” (as defined in the Plan Asset Rules) subject to the fiduciary standards of Part 4 of Subtitle B of Tile I of ERISA and Code Section 4975;

(e) that the transferor and transferee(s) in such Proposed Interest Transfer shall have executed documents to effectuate such transfer that are satisfactory to the Administrative Trustee, including that the transferee(s) shall have executed a written acceptance and adoption of this Trust Agreement; and

(f) that all expenses of such Proposed Interest Transfer shall have been paid by the transferor and/or transferee(s) as such persons may agree.

3.02     Transfers for Family and Estate Planning Purposes. The consent of the Administrative Trustee shall not be unreasonably conditioned, withheld or delayed with respect to any Proposed Interest Transfer by an Investor to: (i) a revocable trust or an entity created for the primary benefit of the Investor, or any combination between or among the Investor, the Investor’s spouse, and the Investor’s issue (or to the Investor creating such trust or to any other permitted transferee hereunder, upon the termination of such trust); (ii) an Investor’s spouse or third party upon a divorce decree or marital settlement or turnover order; (iii) the court-appointed guardian or custodian of an Investor; (iv) the executor(s) of a deceased Investor’s estate (on a temporary basis pending final resolution of such estate); and (v) the heirs and devisees of a deceased Investor’s estate.

ARTICLE IV

DISTRIBUTIONS

4.01     Payments From Trust Property Only. Except as determined by the Administrative Trustee in its sole discretion and as is consistent with the status of the Trust described in Section 5.01(c), all payments to be made by the Trustees under this Trust Agreement shall be, directly or indirectly, from the Trust Property. Notwithstanding any provision to the contrary contained in this Trust Agreement, the Trust shall not be required to make a distribution to a trustee on account of its interest in the Trust if such distribution would violate the Act or any other applicable law. For the avoidance of doubt, the provisions of Article IV shall not apply to payments in reduction of the Interests of the Depositor made in connection with sales of Interests to Investors pursuant to the offering of Interests described in the Private Placement Memorandum, which shall be instead be governed by Section 2.08.

4.02     Distributions in General. The Administrative Trustee shall distribute all available cash as determined pursuant to Section 4.01 to the Investors in accordance with their Percentages on a monthly basis, after paying or reimbursing the Trustees for any fees or expenses paid or incurred by the Trustees on behalf of the Trust, paying debt service on the Loan and related expenses and retaining such additional amounts as are necessary to pay anticipated ordinary current and future Trust expenses. Amounts of cash retained pursuant to this paragraph shall only be invested in short-term obligations of (or guaranteed by) the United States, or any agency or instrumentality thereof and in certificates of deposit or interest-bearing bank accounts of any bank or trust company having a minimum stated capital and surplus of $50,000,000. All such obligations must mature prior to the next distribution date, and be held to maturity. All amounts distributable to the Investors pursuant to this Trust Agreement shall be paid by check or in immediately available funds by transfer to a banking institution with bank wire transfer facilities for the account of the Investors, as instructed from time to time by the Investors.

ARTICLE V

RIGHTS, OBLIGATIONS AND REPRESENTATIONS OF INVESTORS

5.01     Status of Relationship.

(a) This Trust Agreement shall not be interpreted to impose a partnership or joint venture relationship on the Investors either at law or in equity. Accordingly, no Investor shall have any liability for the debts or obligations incurred by any other Investor, with respect to the Trust Property, or otherwise, and no Investor shall have any authority, other than as specifically provided herein, to act on behalf of any other Investor or to impose any obligation with respect to the Trust Property.

(b) For so long as there is only one (1) Investor that is an owner of the Trust, the rights of such Investor with respect to any Trust Property held during such time will be such that the Trust will be characterized during such time as a “business entity” within the meaning of Regulation Section 301.7701-3. Because the sole Investor will be the sole beneficial owner of the Trust, the Trust will be characterized as a disregarded entity and any Trust Property held at such time will be treated for federal income tax purposes as the property of the sole Investor.

(c) At such time as there is more than one (1) Investor that is an owner of Trust, the Trust shall not constitute a business entity for federal income tax purposes, but shall instead constitute an investment trust pursuant to Regulation Section 301.770 1-4(c); and a Grantor Trust under Subpart E of Part 1, Subchapter J of the Code (Code Sections 671 and following).

(d) Legal title to the Trust Property, including the Real Estate, shall be held by the Trust, and the Investors shall not have legal title to the Trust Property. Neither the bankruptcy, death or other incapacity of any Investor nor the transfer, by operation of law or otherwise, of any right, title or interest of the Investors in and to the Trust Property or hereunder shall terminate this Trust Agreement. Except as expressly set forth herein, the Investors shall not be liable for any liabilities or obligations of the Trust or the Trustees or for the performance of the Trust Agreement.

5.02     In-Kind Distributions; Waiver of Partition; Nature of Interest. To the fullest extent permitted by law, and consistent with Section 3805 of the Act, no Investor or any additional Investor admitted to the Trust shall have, and each Investor and each additional Investor hereby completely and irrevocably waives, any and all power or right: (a) to cause the Trust or any of its assets to be partitioned or divided or to demand or receive an in-kind distribution of the Trust Property; (b) to cause the appointment of a receiver for all or any portion of the assets of the Trust; (c) to compel any sale of all or any portion of the assets of the Trust pursuant to any applicable law; or (d) to file a complaint or to institute any proceeding at law or in equity to cause the bankruptcy, dissolution, liquidation, winding up or termination of the Trust. No Investor shall have any interest in any specific assets of the Trust, and no Investor shall have the status of a creditor with respect to any distribution pursuant to Section 4.02 hereof. The interest of each Investor in the Trust is personal property.

5.03     Role of Investors. For the avoidance of doubt, except solely as provided in Article X with respect to the appointment of a successor Delaware trustee or administrative trustee, Investors shall have no right to make decisions for, or to operate or manage, the Trust. The Investors’ sole right with respect to the Trust shall be limited to the right to receive distributions as provided under Section 4.02. Each Investor’s Interest in the Trust is personal property. Accordingly, by way of illustration and not limitation, any sale or other conveyance of the Trust Property or any part thereof by the Administrative Trustee made pursuant to the terms of this Trust Agreement shall bind the Investors and be effective to transfer or convey all rights, title and interest of the Trustees and the Investors in and to the Trust Property.

5.04     Subordination to Loan Documents. To the fullest extent permitted by law and while the Loan Documents remain in effect, any and all rights of the Investors pursuant to the terms of this Trust Agreement are subordinate to the rights of the Lender under the Loan Documents.

5.05     Representations, Warranties and Acknowledgments of Investors. Each Investor, by executing a counterpart signature page to this Trust Agreement, represents, warrants and acknowledges to the Trust and to the Trustees as follows:

(a) the execution, delivery and performance of this Trust Agreement (i) has been duly authorized by such Investor, (ii) does not require such Investor to obtain any consent or approval that has not been obtained and (iii) does not contravene or result in a default under (A) any provision of any law or regulation applicable to such Investor, (B) the governing documents of such Investor or (C) any agreement or instrument to which such Investor is a party or by which such Investor is bound.

(b) that this Trust Agreement is valid, binding and enforceable against such Investor in accordance with its terms.

(c) that such Investor is (i) a citizen or resident of the United States (including certain former citizens and former long-term residents), (ii) a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of the source of such income or (iv) a trust, if (A) the administration of the trust is subject to the primary supervision of a United States court and the trust has one or more United States persons with authority to control all substantial decisions or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

(d) that such Investor acknowledges and accepts the power, authority and duties vested in the Trustees pursuant to this Trust Agreement, and the limitations on the duties of the Trustees to the Investors set forth in this Trust Agreement, including but not limited to the limitations set forth in Section 2.05 and Section 6.02 of this Trust Agreement.

ARTICLE VI

TRUST MANAGEMENT

6.01     Acceptance of Trust and Duties. The Delaware Trustee accepts the Trust hereby created and agrees to perform its duties as so provided herein. The Administrative Trustee accepts its duties as Administrative Trustee as set forth in this Trust Agreement, including, but not limited to, receiving and disbursing all money received by them constituting part of the Trust Property, subject to the Master Lease, the Loan Documents and other relevant agreements.

6.02     Limitation on Fiduciary Duties of Delaware Trustee and Administrative Trustee. Consistent with Sections 3803(b), 3806(c), 3806(d) and 3806(e) of the Act, to the fullest extent permitted by law, the duties and liabilities of the Trustees to the Trust and the Investors pursuant to this Trust Agreement are expressly limited as follows:

(a) The Trustees shall not be individually answerable or accountable for their omissions or actions on behalf of the Trust, except: (i) for their own willful misconduct or gross negligence; (ii) for the inaccuracy of any of their representations or warranties contained in Section 6.05 hereof; (iii) for their failure to comply with Section 7.03; (iv) for their own income taxes based on fees, commissions or compensation received as Delaware Trustee or Administrative Trustee, as applicable; or (v) for the failure to use ordinary care to disburse money received by them in accordance with the terms hereof.

(b) The Investors hereby acknowledge and agree that the Trustees and their respective Affiliates engage in business activities other than acting as Trustees hereunder, and each Investor hereby waives any claim or cause of action against the Delaware Trustee and Administrative Trustee as a result of any potential or actual conflict of interest arising as a result of any such business activity. Such business activities include, but are not limited to: (i) receiving fees related to the acquisition of the Trust Property; (ii) owning an interest in and receiving distributions of income from the Trust Property; (iii) engaging directly or indirectly in business activities that may relate to the Trust Property; (iv) acquiring, or sponsoring the acquisition of interests by investors in, parcels of real property that may compete with the Trust Property; and (v) undertaking obligations (including obligations as trustees and/or managers) to entities other than the Trust.

6.03     Not Acting in Individual Capacity. Except as otherwise provided in this Article VI, and pursuant to Section 3803(b) of the Act, the Delaware Trustee and the Administrative Trustee act solely as Trustees hereunder and not in their individual capacities, and all Persons other than the Investors having any claim against the Delaware Trustee or Administrative Trustee by reason of the transactions contemplated hereby shall look only to the Trust Property for payment or satisfaction thereof, but subject to the liens and other obligations created pursuant to the Loan Documents.

6.04     Authority of Trustees. The Administrative Trustee shall manage, control, dispose of or otherwise deal with the Trust Property consistent with its duties to conserve and protect the Trust Property, subject to any restrictions required by the Loan Documents, or otherwise provided in this Trust Agreement.

6.05     Representations or Warranties as to Trust Property or Documents. The Delaware Trustee and the Administrative Trustee make no representation or warranty as to: (i) the title, value, condition or operation of the Trust Property; and (ii) the validity or enforceability of any Transaction Document or as to the correctness of any statement contained in any thereof, except as expressly made by the Trustees in each of their individual capacities. The Trustees represent and warrant to the Investors that this Trust Agreement has been authorized, executed and delivered by each Trustee respectively.

6.06     Reliance. The Trustees shall not be liable to anyone for relying on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by them to be genuine and signed by the proper parties. The Trustees may accept a copy of a resolution of the board of directors or other governing body of any corporate party, certified by the secretary or a senior officer thereof, as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter, the manner of ascertainment of which is not specifically prescribed herein, the Trustees may for all purposes hereof rely on an officer’s certificate of the relevant Person (if not an individual) as to such fact or matter, and such certificate shall constitute full protection to the Trustees for any action taken, suffered or omitted by it in good faith in reliance thereon.

6.07     Advice of Counsel. In the administration and interpretation of the Trust, the Trustees may perform any of their powers and duties, directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons selected and employed by them. The Trustees shall not be liable for anything done or omitted in good faith in accordance with the advice or opinion within the scope of competence of any such counsel, accountant or other skilled Persons selected with due care.

6.08     Compensation.

(a) The Delaware Trustee shall receive as compensation for its services an initial fee, monthly fees and document execution fees as agreed to by the Delaware Trustee and the Trust in a separate agreement.

(b) Commencing as of the date hereof, the Administrative Trustee shall receive as compensation for its services an annual fee equal to $90,000 for each year of the Trust’s operations (collectively, the “Asset Management Fees”) and prorated for any period during the term of this Trust Agreement of less than a full calendar year, payable on a monthly basis out of the Trust’s net cash flow after the payment of the debt service obligations of the Trust. The Administrative Trustee may decide, in its sole discretion, to be paid an amount less than the total amounts to which it is entitled with respect to such Asset Management Fees, and the excess amount that is not paid, in the Administrative Trustee’s sole discretion, may be waived permanently or, as applicable, deferred or accrued, without interest, to be paid at a later point in time.

(c) It is acknowledged that the Administrative Trustee intends to enter into asset management agreements (each, an “Asset Management Agreement”) with (i) HZ DST Asset Management, Inc., a California corporation (the “HZ Asset Manager”), and (ii) CF DST Asset Management, LLC, a Delaware limited liability company and an Affiliate of the Administrative Trustee (the “CF Asset Manager” and together with the HZ Asset Manager, the “Asset Manager”), pursuant to which each Asset Manager will provide asset management services to the Administrative Trustee for an annual fee of $30,000 (in the case of the CF Asset Manager) and $60,000 (in the case of the HZ Asset Manager). The fees payable under each Asset Management Agreement shall be paid exclusively by the Administrative Trustee and the Trust will have no obligations thereunder. Each Asset Management Agreement shall each provide that the Asset Manager may decide, in its sole discretion, to be paid an amount less than the total amounts to which it is entitled with respect to any fee, and the excess amount that is not paid, in the Asset Manager’s sole discretion, may be waived permanently or, as applicable, deferred or accrued, without interest, to be paid at a later point in time.

(d) The compensation to be provided to the Independent Trustee for services as Independent Trustee shall be provided for in a separate agreement between the Independent Trustee and the Trust.

(e) Subject to the Loan Documents, upon the sale, transfer or other disposition of the Real Estate, excluding a sale in foreclosure, a transfer to an LLC pursuant to Section 9.03(b), and transfers by Investors of their Interests to the Operating Partnership following exercise of the Fair Market Value Option (as those terms are defined in Article XI) pursuant to Article XI, CF (or its assignee in its sole discretion) shall have be entitled to and shall receive a payment (a “Disposition Fee”) equal to 2% of the of the gross sales price of the Real Estate (or buyer’s assumed fair market value of the Real Estate, if consideration to the Trust for the Real Estate is not rendered in cash), in cash on the closing date of such sale, transfer or other disposition of the Real Estate. Any brokerage commissions otherwise due and payable in connection with such sale, transfer or other disposition shall be in addition to the Disposition Fee; provided, however, in no event will the total disposition fee and brokerage fee payable by the Trust exceed 3%. The Disposition Fee is compensation for the agreement of CF to assist the Trust in disposing of the Real Estate as the Trust may reasonably request.

ARTICLE VII

DUTIES OF TRUSTEES

7.01     Duties of the Trustees in General.

(a) The Trustees and Independent Trustee shall only have the duties and obligations expressly provided in this Trust Agreement. Except to the extent specifically provided in this Section 7.01 to the effect that specific duties and obligations are those of the Delaware Trustee or the Independent Trustee, and notwithstanding any other provision of this Trust Agreement, all the duties and obligations of the Trustees, or of any of them, under this Trust Agreement shall be solely the duties and obligations of the Administrative Trustee.

(b) The Delaware Trustee is appointed to serve as the Delaware trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Administrative Trustee. The duties and obligations, and the authority, of the Delaware Trustee in its capacity as Delaware trustee of the Trust in the State of Delaware shall be limited to: (i) accepting legal process served on the Trust in the State of Delaware; (ii) executing of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee, in its capacity as the Delaware trustee, is required to execute under Section 3811 of the Act; and (iii) any other duties specifically allocated to the Delaware Trustee as the Delaware trustee in this Trust Agreement. The Delaware Trustee, in its role as Delaware trustee, is authorized and directed to enter into such other documents and take such other actions as the Administrative Trustee shall specifically direct in written instructions delivered to the Delaware Trustee; provided, however, that the Delaware Trustee, in its role as Delaware trustee, will take such action merely in a ministerial nondiscretionary capacity, as directed by the Administrative Trustee, and any such action shall not subject the Delaware Trustee to any liability, in its role as Delaware trustee, and provided further, however, that the Delaware Trustee, in its role as Delaware trustee, shall be required to take any action if it shall determine, or shall be advised by counsel, that such action is likely to result in personal liability to such Delaware Trustee or is contrary to applicable law or any agreement to which such Delaware Trustee is a party. To the extent that, at law or in equity, the Delaware Trustee, in its role as Delaware trustee, has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Investors, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are, to the fullest extent permitted by law, replaced by the duties and liabilities of the Administrative Trustee expressly set forth in this Trust Agreement.

(c) The Independent Trustee is appointed to serve as a trustee of the Trust for the purpose of satisfying the Lender’s requirement that the Trust have an independent trustee, and notwithstanding any provisions of this Trust Agreement, so long as any obligation evidenced or secured by any of the Loan Documents remains outstanding and not discharged in full and the lien of the Loan Documents has not been released, the Trust shall continue to be an entity with at least one independent trustee who qualifies as an Independent Director.

(d) It is understood and agreed by the parties hereto that the Independent Trustee shall have none of the duties or liabilities of the Administrative Trustee. The duties and obligations, and the authority, of the Independent Trustee shall be limited to consenting or not consenting to any proposed action of the Trust as provided in Section 2.05(b) and Schedule 2 of this Trust Agreement. To the extent that, at law or in equity, the Independent Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Investors, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are, to the fullest extent permitted by law, replaced by the duties and liabilities of the independent trustee expressly set forth in this Trust Agreement. To the fullest extent permitted by law, including Section 3806(c) of the Act, the Independent Trustee shall consider only the interests of the Trust, including its creditors, in acting or voting on the matters provided in Section 2.05(b) and Schedule 2. To the fullest extent permitted by law, including Section 3806(d)   of the Act, except for duties to the Trust as set forth in the immediately preceding sentence the Independent Trustee shall not have any fiduciary duties to the Administrative Trustee, the Investors or any other Person bound by this Trust Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 3806(d) of the Statutory Trust Act, an Independent Trustee Trust, the Administrative Trustee, the Investors, or any other Person bound by this Agreement for breach of fiduciary duty for the Independent Trustee’s good faith reliance on the provisions of this Agreement. To the fullest extent permitted by law, including Section 3806(e), the Independent Trustee, shall not be liable to the Trust, the Administrative Trustee, the Investors, or any other Person bound by this Trust Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Delaware Trustee acted in bad faith or engaged in willful misconduct. The Independent Trustee shall be a “trustee” as defined by Section 3801(h) of the Statutory Trust Act, provided, however, all right, power and authority of the Independent Trustees shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.

(e) The Administrative Trustee is hereby authorized and directed to enter into any agreement permitted or directed by this Trust Agreement without the consent or signature of the Delaware Trustee including, without limitation, the Loan Documents and other Transaction Documents. The Administrative Trustee has also been appointed hereunder to satisfy such legal or administrative requirements as may be necessary or prudent to carry out the duties of the Trust with respect to the Loan Documents and other Transaction Documents or any Trust Property to the extent that the Delaware Trustee is not required to do so under applicable law or this Agreement.

7.02     Actions of Administrative Trustee. The Administrative Trustee is hereby authorized and directed to take (subject, however, in all respects, to Section 2.05), or cause the Trust to take, any and all necessary actions to conserve and protect the Trust Property, including, but not limited to:

(a) acquiring, owning, conserving, protecting, operating and selling the Trust Property;

(b) entering into and/or assuming and complying with the terms of the Master Lease, the Loan Documents and any other Transaction Documents;

(c) collecting rents and making distributions in accordance with Article IV;

(d) entering into any agreement for purposes of completing tax-free exchanges of real property for Investors with each such Investor’s “qualified intermediary” as defined in Section 1031 of the Code and the Treasury Regulations thereunder;

(e) notifying the relevant parties of any default by them under the Transaction Documents;

(f) solely to the extent necessitated by the bankruptcy or insolvency of a tenant, renegotiating the Master Lease or entering into a new lease with respect to the Real Estate or negotiating or financing any debt secured by the Real Estate;

(g) notifying the Lender of any default under this Trust Agreement; and

(h) taking any action which, in the reasoned opinion of tax counsel to the Trust, should not have an adverse effect on the treatment of the Trust as an “investment trust” within the meaning of Treasury Regulation Section 301.7701-4(c).

7.03     Prohibited Actions. Notwithstanding any other provision in this Trust Agreement, the Administrative Trustee shall not have the power to take any of the following actions, if the exercise of such action or actions would constitute a power under the Trust Agreement to “vary the investment of the certificate holders” as defined by Regulation Section 301.7701-4(c)(l): (a) reinvest any monies of the Trust, except in accordance with Section 4.02; (b) renegotiate the terms of the Loan, enter into new mortgage financing, renegotiate the Master Lease or enter into new leases except in the case of Master Tenant’s bankruptcy or insolvency; (c) make other than minor non-structural modifications to the Real Estate, other than as required by law; (d) accept any capital from the Investors or new investors except as provided for in the Private Placement Memorandum; or (e) take any other action that, in the reasoned opinion of tax counsel to the Trust, should be expected to cause the Trust to be treated as a “business entity” for federal income tax purposes.

7.04     Books and Records. The Administrative Trustee shall keep customary and appropriate books and records relating to the Trust and the Trust Property and shall certify reports regarding same to the Lender, if required by the Loan Documents. The Administrative Trustee shall provide reports of income and expenses to the Investors as necessary for the Investors to prepare their income tax returns regarding the Trust Property.

7.05     Furnishing of Documents. The Administrative Trustee will promptly furnish to the Lender those documents as required by the Loan Documents.

7.06     Duty to Act.

(a) The Trustees shall not be required to act or refrain from acting under this Trust Agreement or the Loan Documents (other than the actions prohibited in Section 7.03) if the Trustees reasonably determine, or have been advised by legal counsel, that such actions may result in personal liability, unless each Trustee is indemnified by the Investors against any liability and costs (including reasonable legal fees and expenses) which may result, in a manner and form reasonably satisfactory to each of the Trustees. However, the Investors shall not be required to indemnify the Trustees with respect to any of the matters described in Section 6.02(a)(i) through 6.02(a)(v).

(b) Neither the Delaware Trustee, in its role as Delaware trustee, nor the Independent Trustee shall not have any duty: (i) except as provided in the second sentence of Section 7.01(b) to file, record or deposit any document or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document; (ii) to obtain or maintain any insurance on the Real Estate; (iii) to maintain the Real Estate; (iv) to pay or discharge any tax levied against any part of the Trust Property; (v) to confirm, verify, investigate or inquire into the failure to receive any reports or financial statements from any party obligated under the Loan Documents to provide such reports or financial statements; or (vi) to inspect the Real Estate at any time or to ascertain or inquire as to the performance or observance of any of the covenants of any other Person under the Loan Documents.

ARTICLE VIII

INDEMNIFICATION AND PAYMENT OF TRUSTEES

To the fullest extent permitted by law, the Trust agrees, and the Investors hereby acknowledge and agree that the Trust agrees: (a) to reimburse each Trustee (including the Independent Trustee) for all reasonable expenses (including reasonable fees and expenses of counsel and other professionals) incurred or advanced in connection with the performance of their duties under this Trust Agreement or any other agreement that the Trustees enter into for the benefit of the Trust; (b) to the fullest extent permitted by law, to indemnify each Trustee (including the Independent Trustee), their owners, officers, directors, members, employees, agents and other Affiliates (collectively the “Trustee Indemnified Parties” and each a “Trustee Indemnified Party”) and hold the Trustee Indemnified Parties harmless, in their individual capacities, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements including reasonable legal fees and expenses which may be imposed on, incurred by or asserted at any time against them, in their individual capacities (and not indemnified against by other Persons) which relate to or arise out of the operation of the Trust (including the Trust Agreement and all transactions and documents contemplated thereby), the Trust Property, or the Loan Documents (all such items collectively the “Indemnified Costs”); provided, however, that the Trust shall not be required to indemnify any Trustee Indemnified Party with respect to any of the matters described in Sections 6.02(a)(i) through 6.02(a)(v) to the extent any such section is adjudged (as provided in subsection (c) below) to apply to such Trustee Indemnified Party; and (c) to the fullest extent permitted by law, to advance to each such Trustee Indemnified Party the Indemnified Costs incurred by such Trustee Indemnified Party in defending any claim, demand, action, suit or proceeding arising out of the operation of the Trust (including the Trust Agreement and all transactions and documents contemplated thereby), the Trust Property or the Loan Documents, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Trustee Indemnified Party, to repay such amount if a court of competent jurisdiction renders a final, nonappealable judgment that includes a specific finding of fact that such Trustee Indemnified Party is not entitled to indemnification pursuant to this Article VIII (i.e., because such court of competent jurisdiction specifically finds that any of Sections 6.02(a)(i) through 6.02(a)(v) apply to such Trustee Indemnified Party). The obligations of the Trust pursuant to this Article VIII shall, with respect to each Trustee Indemnified Party, survive the resignation or removal of such Person or such Trustee, the disposition of the Trust Property, the termination of the Trust (whether in accordance with Article IX or otherwise), or the amendment, supplement or restatement of this Trust Agreement. So long as any obligation evidenced or secured by the Loan Documents is outstanding, no indemnity payment from funds of the Trust (as distinct from funds from other sources, such as insurance) of any indemnity pursuant to this Article VIII shall be payable from amounts owed by the Trust to the Lender pursuant to the Loan Documents. Any indemnification set forth in this Trust Agreement shall be fully subordinate to the Loan and shall only constitute a claim against the Trust if its cash flow is insufficient to pay its obligations to the extent of and shall be paid by the Trust in monthly installments only from the excess of net operating income of the Trust for any month over all amounts due under the Loan Documents, nor shall it constitute a claim against any beneficial owner of an interest in the Trust.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

9.01     Termination in General. The Trust shall dissolve and wind up in accordance with Section 3808 of the Act and each Investor’s share of the Trust Property shall, subject to Article IV hereof, be distributed to the Investors, at the earlier of: (a) December 31, 2071; or (b) the sale or other disposition of the Real Estate; provided, however, that no such dissolution or winding up will occur so long as any obligation evidenced or secured by any of the Loan Documents remains outstanding and not discharged in full. Notwithstanding any other provision of this Trust Agreement, the bankruptcy of a trustee or a beneficiary shall not cause the trustee or the beneficiary, respectively, to cease to be a trustee or beneficiary of the Trust and upon the occurrence of such an event, the Trust shall continue without dissolution.

9.02     Termination in Certain Circumstances. Notwithstanding Section 9.01, if: (i) the Trust Property is in jeopardy of being foreclosed upon due to a default on the Loan; (ii) the Trust Property or any portion thereof is subject to a casualty, condemnation or similar event that is not adequately compensated for through insurance or otherwise sufficient to permit restoration of the Trust Property to the same condition as previously existed; or (iii) the Administrative Trustee determines that the Investors are at risk of losing all or a substantial portion of their investment in the Interests, and the Administrative Trustee is prohibited from taking actions to cure or mitigate the event(s) described in clauses (i), (ii) or (iii) by reason of the restrictions set forth in Section 7.03 hereof, or (iv) the Administrative Trustee is required to do so pursuant to the Loan Documents, the Administrative Trustee shall, in compliance with such conditions precedent and other requirements as may be set forth in the Loan Documents (if still in force), terminate the Trust and distribute the Trust Property to the Investors in the manner provided in Section 9.03.

9.03     Distribution of Trust Property to Investors.

(a) If the circumstances described in Section 9.02 apply to the Trust, and if no obligation evidenced or secured by the Loan Documents remains outstanding and all such obligations have been satisfied in full at the time the Trust is to be terminated pursuant to Section 9.02, or if the Loan Documents do not prohibit a direct distribution of the Trust Property to the Investor(s), then the Administrative Trustee may in its sole discretion terminate the Trust in accordance with Section 9.02 by either (i) following the procedure described in Section 9.03(b), i.e., converting the Trust to an LLC or (ii) terminate the Trust by distributing tenant-in-common interests in the Trust Property to the Investors in proportion to their ownership of the Trust, which interests (and the Investors) would be subject to an agency and/or co-ownership arrangement and other agreements that are in form and substance satisfactory to the Administrative Trustee as determined in its discretion and materially consistent with the terms and conditions set forth in Rev. Proc. 2002-22 or such other Internal Revenue Service guidance as may apply to the treatment of tenancy-in-common arrangements as direct interests in the Real Estate for purposes of Code Section 1031.

(b) If the circumstances described in Section 9.02 apply to the Trust, and if any obligation evidenced or secured by the Loan Documents remains outstanding and has not been satisfied in full at the time the Trust is to be terminated pursuant to Section 9.02, and if the Loan Documents prohibit a direct distribution of the Trust Property to the Investors as provided in Section 9.03(a), then the Administrative Trustee shall (subject to the requirements set forth in the Loan Documents): (i) terminate the Trust by converting it pursuant to Section 3821 of the Act into a Delaware limited liability company (an “LLC”), the operating agreement for which will be substantially similar in form to the LLC operating agreement set forth as Exhibit A attached hereto and made a part hereof (the “LLC Agreement”) (or in lieu of such conversion, as determined in the sole discretion of the Administrative Trustee, by transferring or contributing the Trust Property to, or by merging the Trust into, such LLC), which LLC shall acquire, by operation of law, contract, or otherwise, the Trust Property subject to the then-outstanding obligations of the Trust under the Loan Documents and the Master Lease, and which LLC shall assume, by operation of law, contract, or otherwise, the Trust’s obligations under the Loan Documents and the

Master Lease, which assumption shall be evidenced by documents approved in writing by the Lender; (ii) effect the conversion or exchange of the Investors’ ownership interests in the Trust into equivalent membership interests in the LLC; (iii) cause the Administrative Trustee to be designated as the Manager (as such term is defined in the LLC Agreement) of the LLC and to execute all necessary documents, including the LLC Agreement on behalf of the members of the LLC; and (iv) take all other actions necessary to complete the termination and winding up of the Trust and the formation of the LLC in accordance with the Act and the Delaware Limited Liability Company Act.

(c) For federal income tax purposes: a conversion of the Trust to an LLC effectuated pursuant to Section 9.03(b) shall be characterized as: (1) a distribution of Trust Property by the Trust to the Investors in complete termination of the Trust, followed by (2) a contribution by the Investors of the Trust Property to the LLC in exchange for membership interests in the LLC.

9.04     Certificate of Cancellation. Upon the completion of winding up of the Trust, upon receipt of written direction from the Administrative Trustee, the Delaware Trustee, in its capacity as the Delaware trustee, shall cause a Certificate of Cancellation to be filed with the Delaware Secretary of State and thereupon the Trust and this Trust Agreement shall terminate.

ARTICLE X

SUCCESSOR TRUSTEES

10.01   Resignation; Removal. A Delaware Trustee, Administrative Trustee, or any successor trustee or administrative trustee may resign at any time by giving at least 60 days’ prior written notice to the Investors. Subject in all events to the last two sentences of this Section 10.01, Investors holding a Majority of the Interests may remove any Trustee at any time for “Cause” by giving written notice to such Trustee. As used in the preceding sentence, “Cause” shall mean the willful misconduct, fraud or gross negligence of the Trustee, as determined by a final, nonappealable judgment of a court of competent jurisdiction. Notwithstanding the foregoing, (a) until the date on which all obligations of the Trust under the Loan Documents are indefeasibly and fully satisfied, the prior written consent of the Lender shall be required for the removal of the Administrative Trustee and the appointment of a replacement for the Administrative Trustee, and (b) the removal of the Administrative Trustee shall not be effective without the prior written consent of the Administrative Trustee until the Administrative Trustee and each of its Affiliates have been fully removed from any guarantee and indemnity obligations they may have with respect to any Loan. Notwithstanding the foregoing, for so long as the CFIT Investor owns an Interest, The CFIT Investor shall have the sole and exclusive right (except for Cause as set forth above) to remove and replace the Administrative Trustee at any time with a substitute administrative trustee of its choosing. The terms of this Section 10.01 are subject to the terms and conditions of the Loan Documents.

10.02   Appointment of Successor Delaware Trustee or Administrative Trustee. Notwithstanding anything herein to the contrary, no resignation or removal of a Delaware Trustee or Administrative Trustee shall be effective until a successor trustee or Administrative Trustee has been appointed and such successor has accepted its responsibilities, all as hereinafter provided. In case of the resignation, liquidation or removal of the Delaware Trustee, the Administrative Trustee shall appoint a successor trustee. In case of the resignation, liquidation or removal of the Administrative Trustee, Investors holding a Majority of the Interests may appoint, by written instrument, a successor (a “Majority Appointment”); provided, however, that so long as the CFIT Investor owns an Interest, in lieu of any Majority Appointment, the CFIT Investor shall have the sole and exclusive right to remove and replace the Administrative Trustee at any time with a substitute administrative trustee of its choosing, which shall be subject nevertheless to the terms and conditions of the Loan Documents. The Trust shall not be terminated solely due to the death, liquidation, resignation or removal of any Delaware Trustee or Administrative Trustee. If a successor Delaware Trustee or Administrative Trustee shall not have been appointed within 60 days after notice has been given pursuant to Section 10.01, any Trustee or a Majority of the Investors may apply to any court of competent jurisdiction in the United States to appoint a successor trustee or administrative trustee to act until such time, if any, as a Majority Appointment shall have occurred. Any successor appointed by a court shall immediately and without further act be superseded by any successor appointed by Majority Appointment within one year from the date of the appointment by such court. Any successor, however appointed, shall execute and deliver to its predecessor trustee (the Delaware Trustee, the Administrative Trustee or a successor trustee, as the case may be) an instrument accepting such appointment, and thereupon such successor, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor trustee with like effect as if originally named a Delaware Trustee or Administrative Trustee herein; provided, however, that upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to a successor all the estates, properties, rights, powers, duties and trusts of such predecessor, and such predecessor shall duly assign, transfer, deliver and pay over to such successor all monies or other property then held by such predecessor upon the trusts herein expressed. Any right of the Investors against the predecessor Delaware Trustee or Administrative Trustee, in its, his or her individual capacity, shall not be prejudiced by the appointment of any successor trustee and shall survive the termination of the trusts created hereby. The terms of this Section 10.02 are subject to the terms and conditions of the Loan Documents.

10.03   Successor Delaware Trustee. Any successor Delaware Trustee, however appointed, shall be a bank or trust company with its principal place of business in the State of Delaware and having either: (a) a combined capital and surplus of at least $50,000,000; or (b) the performance of its obligations hereunder guaranteed by such a bank or trust company having a combined capital and surplus of at least $50,000,000, if there is such an institution willing, able and legally qualified to perform the duties of trustee hereunder upon reasonable or customary terms. Any corporation into which the Delaware trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Delaware trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Delaware trustee may be transferred, shall, subject to the preceding sentence, be the Delaware trustee under this Trust Agreement without further act. Any successor Delaware trustee, however appointed, shall be competent and qualified to: (i) serve as a trustee of a statutory trust formed pursuant to Chapter 38 of Title 12 of the Delaware Code; (ii) own, buy, sell, lease and mortgage land in the state where the Trust Property is located; and (iii) take all actions required by the Delaware trustee pursuant to the Trust and the Loan Documents in the State of Delaware. The terms of this Section 10.3 are subject to the terms and conditions of the Loan Documents.

10.04   Successor Independent Trustee. Any successor independent trustee, however appointed, shall be a Person who meets the definition of the Independent Trustee contained herein.

ARTICLE XI

FAIR MARKET VALUE OPTION

11.01   Fair Market Value Option.

(a) Investors’ Grant of Option. By executing this Trust Agreement, each of the Investors does hereby grant to Cantor Fitzgerald Income Trust Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), its affiliates, successors or assigns (in such capacity, the “Option Holder”) the right (the “Fair Market Value Option”), but not the obligation, to require that each such Investor to exchange his, her or its Interest(s) for limited partnership units (the “OP Units”) in the Operating Partnership (subject to Section 11.04). Such OP Units shall be denominated as Class T OP Units, provided, however, that each Investor will be provided the ability to elect, subject to criteria set forth in the prospectus of CFIT, to receive certain other classes of OP Units in lieu of Class T OP Units on such terms and conditions as the Option Holder may determine at the time of the exercise of the Fair Market Value Option. The OP Units will be uncertificated and in book-entry form. For the avoidance of doubt, the Operating Partnership may, in its sole and absolute discretion, assign the Fair Market Value Option to any wholly owned subsidiary or successor entity of the Operating Partnership, or any party acquiring, or the successor to, a significant portion (as determined by the Operating Partnership in its sole and absolute discretion) of the Operating Partnership’s assets.

(b) Investors’ Cash Election. Notwithstanding Section 11.01(a), if the Option Holder exercises the Fair Market Value Option, then each Investor may elect (by following the procedure specified in Section 11.01(d)(ii) below) to sell his, her or its Interest(s) to the Operating Partnership for cash rather than exchange such Interest(s) for OP Units; provided, however, the Option Holder may, in its sole discretion, impose a maximum amount of cash (the “Cash Amount Cap”) payable to Cash Election Investors (as defined in Section 11.01(d)(ii) below); provided, further, the Option Holder expects that at least twenty-five percent (25%) of the aggregate consideration offered to all Investors in connection with its exercise of the Fair Market Value Option will be cash. For the avoidance of doubt, the Investors will not have the right to continue to retain an Interest in the Trust following the Option Holder’s exercise of its Fair Market Value Option.

(c) Timing of Exercise. Notwithstanding anything to the contrary, the Option Holder may not exercise the Fair Market Value Option until the second (2nd) anniversary of the completion or other termination of the offering of Interests as set forth in the Private Placement Memorandum.

(d) Procedure.

(i) The Option Holder shall exercise the Fair Market Value Option by delivering to the Investors a Notice of Exercise, a form of which is attached as Exhibit B to this Trust Agreement. The date shown on the Notice of Exercise is herein referred to as the “Exercise Date.”

(ii) If an Investor desires to sell his, her or its Interest(s) to the Operating Partnership for the cash, then he, she or it shall so notify the Option Holder in writing (the “Cash Election Notice”) within ten (10) business days of the Exercise Date (the “Cash Election Deadline”). Investors who provide a Cash Election Notice to the Option Holder by the Cash Election Deadline are herein referred to individually as a “Cash Election Investor” and collectively as “Cash Election Investors.” Any Investor who does not provide a Cash Election Notice to the Option Holder by the Cash Election Deadline will be deemed to have agreed to exchange his, her or its Interest(s) for OP Units.

(iii) Each Investor will receive an amount of OP Units or an amount of cash (the “Cash Amount”), as applicable, with an aggregate value equal to the fair market value of such Investor’s Interest as of the Exercise Date (the “Interest FMV”); provided, however, if the aggregate amount of cash requested by all Cash Election Investors exceeds the Cash Amount Cap, then each Cash Election Investor will receive (A) an amount of cash equal to the product of (I) a fraction, the numerator of which is such Cash Election Investor’s Percentage and the denominator of which is the aggregate Percentages of all Cash Election Investors, and (II) the Cash Amount Cap (such product, the “Modified Cash Amount”), and (B) an amount of OP Units with a value equal to such Investor’s Interest FMV less such Investor’s Modified Cash Amount. In conjunction with its determination of the amount of OP Units, the Cash Amount or the amount of OP Units and the Modified Cash Amount that each Investor shall receive, the Operating Partnership shall determine the Unit FMV, each Investor’s Interest FMV, and the Real Estate FMV in accordance with Section 11.02 below.

(iv) Each Investor will execute such documents and provide such signatures as the Option Holder or Operating Partnership may reasonably require in connection with the exercise of the Fair Market Value Option, including, but not limited to, executed copies of any required transfer tax returns, an affidavit of non-foreign status under Code Section 1445, evidence of due authorization, execution and delivery in connection with the transfer of the Interest, and any other additional customary and commercially reasonable documentation required to effectuate the transfer to the Operating Partnership.

(v)Once the Option Holder and the Operating Partnership have received any and all documents and signatures required in connection with the exercise of an Fair Market Value Option (such date of final receipt, the “Receipt Date”), the Operating Partnership shall transfer:

(A)to any Investor who is not a Cash Election Investor, the OP Units to which such Investor is entitled within sixty (60) business days of the Receipt Date; and

(B)to any Cash Election Investor, (I) the Cash Amount or (II) the OP Units and the Modified Cash Amount to which such Cash Election Investor is entitled within one hundred eighty (180) days of the Receipt Date.

(e) Federal Income Tax Treatment. The Investors’ transfer of their Interests to the Operating Partnership in exchange for OP Units pursuant to the Fair Market Value Option is intend to qualify as a tax-deferred exchange under Code Section 721.

(f) Tax Protection Agreement. Each Investor who transfers his, her or its Interest to the Operating Partnership in exchange for OP Units pursuant to the Fair Market Value Option will be offered the opportunity to enter into a Tax Protection Agreement, in the form attached hereto as Exhibit C, with CFIT and the Operating Partnership.

11.02   Determination of Fair Market Value.

(a) Fair Market Value of OP Units. The Operating Partnership shall determine the fair market value of the OP Units as of the Exercise Date by reference to the most recently determined (prior to the Exercise Date, pursuant to valuation procedures determined by the management of CFIT and described in the prospectus of CFIT) net asset value (“NAV”) per share of the class of CFIT Common Stock that corresponds to the class of OP Units that the Investor is receiving, provided, however, that if such NAV calculations are not being performed at the time of the exercise of the Fair Market Value Option, such fair market value of the OP Units shall be determined by the management of CFIT in good faith at such time (the “Unit FMV”).

(b) Fair Market Value of Interests. The Operating Partnership, in its sole discretion, shall determine each Investor’s Interest FMV by multiplying:

(i) the Investor’s Percentage by

(ii) the fair market value of the Real Estate (less the outstanding amount of the Loan) as of the Exercise Date (the “Real Estate FMV”) as determined by an independent appraisal firm selected by the Operating Partnership.

For the avoidance of doubt, no discounts for lack of liquidity or minority interests shall be considered in determining an Investor’s Interest FMV.

11.03   Continued Existence of Trust. Notwithstanding anything to the contrary in this Trust Agreement, the Trust shall survive the Option Holder’s exercise of the Fair Market Value Option; provided, however, once the Operating Partnership has delivered the OP Units, the Cash Amount, or the OP Units and the Modified Cash Amount to the Investors pursuant to Section 11.01(d)(v), the Trust shall take any and all necessary actions to cease to be treated as a fixed investment trust under Regulations Section 301.7701-4(c)   and instead be treated as a “disregarded entity” under Regulations Section 301.7701-3 for federal income tax purposes.

11.04   Assignment of Fair Market Value Option; Substitute for OP Units. In the event of the assignment of the Fair Market Value Option, if the Option Holder exercises the Fair Market Value Option, and if OP Units are no longer available to be used as consideration in connection therewith, the Option Holder will have the right, in lieu of such OP Units, to issue consideration in the form of ownership interests in such Option Holder or its designee, on terms and conditions (including the determination of the value of such ownership interests and the income tax consequences to the Investors resulting from the receipt of such ownership interests in exchange for Interests pursuant to the exercise of the Fair Market Value Option) as consistent as practicable as determined by the Option Holder in good faith with the terms described in this Article XI.

ARTICLE XII

MISCELLANEOUS

12.01   Limitations on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall give to any Person other than the Trustees and the Investors any legal or equitable right, remedy or claim hereunder; provided, however, that the Lender shall be an intended third-party beneficiary of the special purpose entity provisions contained in Schedule 2 of this Trust Agreement.

12.02   Notices, Etc. All notices, requests, demands, consents and other communications (“Notices”) required or contemplated by the provisions hereof shall refer on their face to this Trust Agreement (although failure to do so shall not make such Notice ineffective), shall, unless otherwise stated herein, be in writing and shall be: (i) personally delivered; (ii) sent by reputable overnight courier service; (iii) sent by certified or registered mail, postage prepaid and return receipt requested; (iv) transmitted by telephone facsimile with electronic confirmation of receipt; or (v) by email (if an email address is provided by such prospective recipient of Notice); in each case, as follows:

if to the Delaware Trustee:	Delaware Trust Company
251 Little Falls Drive
Wilmington, Delaware 19808
Attn: Corporate Trust Administration
Facsimile: (302) 636-8666
Email: trust@delawaretrust.com

if to the Administrative Trustee:	CF Summerfield Manager, LLC
110 East 59th Street
New York, New York 10022
ATTN: Chris A. Milner
Email: cmilner@cantor.com

if to the Independent Trustee:	Michelle Dreyer
c/o Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808
Attn: Independent Director Services

if to the Depositor:	CF Summerfield Depositor, LLC
110 East 59th Street
New York, New York 10022
ATTN: Chris A. Milner
Email: cmilner@cantor.com

if to the Investors:	at the address and/or fax set forth on Schedule 1
attached hereto and made part hereof.

or at such other address and telephone facsimile number as shall be designated, respectively, by the Delaware Trustee, the Administrative Trustee, the Depositor or the Investors in a written notice to the other Persons receiving Notices pursuant to this Section. Notices given pursuant to this Section shall be deemed received upon the earliest of the following to occur: (i) upon personal delivery; (ii) on the third day following the day sent, if sent by registered or certified mail; (iii) on the next business day following the day sent, if sent by reputable overnight courier; and (iv) if transmitted by telephone facsimile or email, on the day sent if such day is a business day of the addressee and the telephone facsimile or email is transmitted by the sender by 5:00 p.m. local time of the addressee on such day and otherwise on the first business day of the addressee after the day that the telephone facsimile or email is sent.

12.03   Severability.   Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.04   Separate Counterparts.   This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

12.05   Successors and Assigns.   All covenants and agreements contained herein shall be binding upon and inure to the benefit of the Trustees and their successors and assigns, and the Investors and their respective successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other writing or action by the Investors shall bind their respective successors and assigns.

12.06   Usage of Terms. With respect to all terms in this Trust Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Trust Agreement; references to Persons include their successors and permitted assigns; and the term “including” means including without limitation.

12.07   Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

12.08   Governing Law. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such state, including all matters of construction, validity and performance. Each party to this Trust Agreement acknowledges and agrees that, except solely for the Act, the laws of the State of Delaware or of any other state or authority having jurisdiction over the Trust which pertain to trusts shall not apply to this Trust Agreement, and that the Act is the sole law pertaining to trusts that applies to this Trust Agreement. Each party to this Trust Agreement agrees to only bring suit in a court located in New Castle County, Delaware or New York County, New York, and consents to personal jurisdiction therein.

12.09   Amendments. Subject to Section 2.05, this Trust Agreement may be supplemented or amended by determination of the Administrative Trustee to correct scrivener’s errors, to clarify any ambiguities in the Trust Agreement or to reflect any changes to or otherwise comply with securities and tax law, provided, however, that no amendment or supplement shall be made without the consent of the Depositor so long as it holds a Percentage, and, provided further, however, that no amendment or supplement shall be made if, in the reasoned opinion of tax counsel to the Trust, the making or exercise of such amendment or supplement would constitute a power under the Trust Agreement to “vary the investment” of the Investors within the meaning of Treasury Regulation Section 301.7701-4(c)(1). In addition, so long as permitted under the Loan Documents, this Trust Agreement may be amended at any time a single Person owns (directly or indirectly) 100% of the Interests at that person’s request.

12.10   Benefits of Agreement. No Third-Party Rights. None of the provisions of this Trust Agreement shall be for the benefit of or enforceable by any creditor of the Trust or by any creditor of any Investor; and nothing in this Trust Agreement shall be deemed to create any right in any Person not a party hereto. Notwithstanding the foregoing, the Lender and its successors and assigns are intended third-party beneficiaries of this Trust Agreement and may enforce this Trust Agreement against the Trustees or the Investors.

[SIGNATURE PAGE FOLLOWS]

WHEREFORE, the parties hereto have caused this Trust Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

DEPOSITOR:
CF Summerfield Depositor, LLC,
a Delaware limited liability company

By:
Name:	Christopher A. Milner
Title: President
CFIT INVESTOR:
CF Summerfield DST Holder, LLC,
a Delaware limited liability company
By:
Name:	Christopher A. Milner
Title: President
SOLELY FOR PURPOSES OF
ACKNOWLEDGING ITS RIGHTS AND
OBLIGATIONS UNDER SECTION 6.08(e):
CF:
Cantor Fitzgerald Investors, LLC,
a Delaware limited liability company
By:
Name:	Christopher A. Milner
Title: President

[Signature Page to Second Amended and Restated Trust Agreement - CF Summerfield
Multifamily DST]

DELAWARE TRUSTEE:
Delaware Trust Company,
a Delaware corporation

[Signature Page to Second Amended and Restated Trust Agreement - CF Summerfield
Multifamily DST]

INDEPENDENT TRUSTEE:

[Signature Page to Second Amended and Restated Trust Agreement - CF Summerfield
Multifamily DST]

ADMINISTRATIVE TRUSTEE:
CF Summerfield Manager, LLC,
a Delaware limited liability company
By:
Name: Christopher A. Milner
Title: President

[Signature Page to Second Amended and Restated Trust Agreement - CF Summerfield
Multifamily DST]

SCHEDULE 1

SIGNATURE OF INVESTORS

(SEE ATTACHED)

SCHEDULE2

SPE PROVISIONS

Reference is hereby made to that certain Loan and Security Agreement (the “Loan Agreement”), by and between Trust and Lender. Unless otherwise defined herein, the terms used in this Schedule 2 shall have the meanings ascribed thereto in the Loan Agreement. Until the Indebtedness is paid in full, Trust and any SPE Component Entity will remain a “Single Purpose Entity,” which means at all times since the date of the Loan Agreement and thereafter, the Trust:

(i)   shall not acquire or lease any real property, personal property, or assets other than the Mortgaged Property;

(ii)   shall not acquire, own, operate, or participate in any business other than the leasing, ownership, management, operation, and maintenance of the Mortgaged Property;

(iii)   shall not commingle its assets or funds with those of any other Person;

(iv)   shall maintain its financial statements, accounting records, and other partnership, real estate investment trust, limited liability company, or corporate books, records and documents, as the case may be, separate from those of any other Person (unless (i) Borrower’s assets have been included in a consolidated financial statement of a Borrower Affiliate prepared in accordance with an Approved Accounting Method, (ii) appropriate notation shall be made on such consolidated financial statement to indicate the separate identity of Borrower and that Borrower’s assets and credit are not available to satisfy the debts and other obligations of the applicable Borrower Affiliate or any other Person, and (iii) Borrower’s assets, liabilities and net worth shall also be listed on Borrower’s own separate balance sheet);

(v)   shall have no material financial obligation under any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, other agreement or instrument to which Borrower is a party or by which Borrower is otherwise bound, or to which the Mortgaged Property is subject or by which it is otherwise encumbered, other than:

(a)   unsecured trade payables incurred in the ordinary course of the operation of the Mortgaged Property (exclusive of amounts I. to be paid out of the Replacement Reserve Account or Repairs Escrow AccountII. to be paid out of the Replacement Reserve Account or Repairs Escrow Account or Debt Service Reserve, or III. for rehabilitation, restoration, repairs, or replacements of the Mortgaged Property or otherwise approved by Lender) so long as such trade payables A. are not evidenced by a promissory note, B. are payable within sixty (60) days of the date incurred, and C. as of any date, do not exceed, in the aggregate, three percent (3%) of the original principal balance of the Mortgage Loan;

(b)   if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and

(c)   obligations under the Loan Documents and obligations secured by the Mortgaged Property to the extent permitted by the Loan Documents;

(vi)shall not assume, guaranty, or pledge its assets to secure the liabilities or obligations of any other Person (except in connection with the Mortgage Loan or other mortgage loans that have been paid in full or collaterally assigned to Lender) or hold out its credit as being available to satisfy the obligations of any other Person;

(vii)shall not make loans or advances to any other Person;

(viii)shall not enter into, or become a party to, any transaction with any Borrower Affiliate, except (i) in the ordinary course of business and on terms which are no more favorable to any such Borrower Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third part, (ii) in connection with this Agreement, and (iii) capital contributions and distributions permitted under the terms of this Agreement;

(ix)shall not Divide;

(x) shall not merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(xi)shall not (A) fail to observe all material organizational formalities necessary to maintain its separate existence, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or (B) amend, modify, terminate or fail to comply with the Single Purpose Entity provisions of its organizational documents, in each case without the prior written consent of Lender;

(xii)shall not own any subsidiary, or make any investment in, any Person;

(xiii)shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xiv)shall not fail to (i) file its own tax returns separate from those of any other Person, except to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file separate tax returns under applicable Legal Requirements, and (ii) pay any taxes required to be paid under applicable Legal Requirements;

(xv)shall not fail to (i) hold itself out to the public as a legal entity separate and distinct from any other Person, (ii) conduct its business solely in its own name or (iii) correct any known misunderstanding regarding its separate identity;

(xvi)shall not, without the prior unanimous written consent of all of the Trust’s Trustees, including without limitation, each Independent Trustee, take any Material Action or action that might cause such entity to become insolvent;

(xvii)shall not fail to fairly and reasonably allocate shared expenses (including, without limitation, shared office space and services performed by an employee of a Borrower Affiliate) among the Persons sharing such expenses;

(xviii)shall not fail to intend to remain solvent or fail to pay its own liabilities (including, without limitation, salaries of its own employees), to the extent of its then available cash flow; provided, however, that the foregoing shall not require Borrower’s members, partners or shareholders to make additional capital contributions to Borrower;

(xix)shall not acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

(xx)shall not violate or cause to be violated the assumptions made with respect to Borrower in the Non-Consolidation Opinion or any New Non-Consolidation Opinion;

(xxi)shall not fail to maintain a sufficient number of employees in light of its contemplated business operations to the extent there exists sufficient cash flow from the Property to do so after payment of all operating expenses and Debt Service and without any obligation for any members, partners or shareholders to make additional capital contributions to Borrower;

(xxii)shall not fail to maintain and use separate stationery, invoices and checks bearing its own name;

(xxiii)shall not have any of its obligations guaranteed by a Borrower Affiliate, except as contemplated by the Loan Documents; and

(xxiv)shall not identify itself as a department or division of any other Person.

EXHIBIT A

FORM OF OPERATING AGREEMENT FOR LLC CREATED PURSUANT TO
SECTION 9.03

OPERATING AGREEMENT
OF

CF SUMMERFIELD MULTIFAMILY, LLC

THIS OPERATING AGREEMENT (this “Agreement”) of CF Summerfield Multifamily, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of

(the “Effective Date”), by and among CF Summerfield Multifamily DST, a Delaware statutory trust (the “DST” or the “Trust”), the Independent Manager (as defined below), CF Summerfield Manager, LLC, a Delaware limited liability company, and the persons whose names are set forth on Schedule 1 of this Agreement (the

“Members”).

RECITALS:

WHEREAS, pursuant to the Second Amended and Restated Trust Agreement of the DST dated May    , 2021 (the “Trust Agreement”), CF Summerfield Manager, LLC, a Delaware limited liability company, is the administrative trustee of the DST (the “Administrative Trustee”) and the Members collectively own all of the beneficial interests in the DST (the Members in such capacity the “Owners”);

WHEREAS, the DST owns all right, title and interest of the Trust in and to all property contributed to the Trust or otherwise owned by the Trust, including the Real Estate (the “Trust Property”);

WHEREAS, the Administrative Trustee has determined that, to conserve and protect the Trust Property, the DST must be converted into a limited liability company as provided in Sections 9.02 and 9.03 of the Trust Agreement; and

WHEREAS, pursuant to Section 9.03 of the Trust Agreement, the Company shall be the owner of the Trust Property (such property in the hands of the Company the “Company Property”) which shall remain subject to the Master Lease and the Loan Documents, the Administrative Trustee shall become the manager of the Company, the Owners shall become Members of the Company, and the Trust shall be converted into a limited liability company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties agree as follows:

ARTICLE I

FORMATION OF COMPANY

1.1Authority. The Company has been converted in accordance with the requirements of the Delaware Limited Liability Company Act (the “Act”) and CF Summerfield Manager, LLC, a Delaware limited liability company, has been designated the manager of the Company (the “Manager”). The term “Manager” shall not include the Independent Manager. The Manager shall have the authority to perform such other filings, recordings and actions and will comply with all formation requirements under the Act and the laws of such other states in which the Company elects to do business.

A-1

1.2Membership; Rights and Obligations. Upon the consummation of the transactions described in the Recitals, the Members will be members of the Company. The rights and obligations of the Company and the Members will, except as otherwise provided herein, be governed by the Act.

1.3Name. The name of the Company is “CF Summerfield Multifamily, LLC” and its affairs will be conducted under the Company name or such other name(s) as the Manager may select. The Manager will execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Company elects to do business. The Company will have the exclusive ownership of and right to use the Company name.

1.4Purposes of the Company. The purposes of the Company are: (i) to manage and dispose of, finance and refinance the Company Property; (ii) to assume and to satisfy the obligations of the DST set forth in the Loan Documents and the Master Lease; and (iii) to engage in such other activities, enterprises, ventures and undertakings permitted under this Agreement and/or the Act that are necessary or appropriate to the foregoing purposes.

1.5Characterization. It is the intention of the Manager and the Members that the Company constitute a partnership for federal, state and local income tax purposes. Each Member will report its Membership Interest in a manner consistent with the foregoing, and neither the Manager nor any Member will take any action inconsistent with the foregoing.

1.6Principal Office of the Company. The principal office of the Company is 110 East 59th Street, New York, New York, 10022, or at such other place as the Manager may designate. The Company may have other offices in such place or places as selected by the Manager.

1.7Registered Office and Registered Agent. The name and address of the registered agent of the Company in the State of Delaware is the Delaware Trust Company, 251 Little Falls Drive Wilmington, Delaware 19808. The Manager may from time to time in accordance with the Act change any of the Company’s registered agents and/or registered offices and designate a registered agent and registered office in each state the Company is required to maintain or appoint one.

1.8Term of Existence of the Company. The term of the Company commenced upon the filing of its Certificate of Formation with the Secretary of State of the State of Delaware and will be perpetual unless sooner terminated as provided in Article VIII.

1.9Independent Manager.

(a) Independent Manager is appointed to serve as an independent manager of the Company for the purpose of satisfying the Lender's requirement that the Company have an Independent Manager as herein defined. As long as any Loan Obligation is outstanding, the Members shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Members. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any other duty existing at law or in equity, the Independent Manager shall consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters referred to in Section 3.06(d) and subsection (h) of Schedule C of this Agreement. Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Members and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Members, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Manager shall not have any fiduciary duties to the Members or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to the Company, the Members or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct.

(b) No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor shall have accepted his or her appointment as an Independent Manager by executing a counterpart to this Agreement. In the event of a vacancy in the position of Independent Manager, the Members shall, as soon as practicable, appoint a successor Independent Manager. Notwithstanding anything to the contrary contained in this Agreement, no Independent Manager shall be removed or replaced unless the Company provides the Lender with no less than two (2) business days' prior written notice of (a) any proposed removal of such Independent Manager, and (b) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement.

(c) All rights, powers and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement and the Independent Manager shall otherwise have no authority to bind the Company. No Independent Manager shall at any time serve as trustee in a bankruptcy for any Affiliate of the Company. The Independent Manager is hereby designated as a “manager” within the meaning of Section 18-101(10) of the Act.

(d) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members or any officer or any other Person, so long as any Loan Obligation is outstanding, neither the Members nor any officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Members and the Independent Manager, to take any Material Action; provided, however, that, so long as any Loan Obligation is outstanding, the Members may not authorize the taking of any Material Action, unless there is at least one Independent Manager then serving the Company in such capacity.

1.10Indemnity of Independent Manager; Independent Ventures.

(a) The Company shall indemnify and advance expenses incurred by the Independent Manager and any affiliate of the Independent Manager, to the fullest extent provided by law and as agreed to in writing by the Company and pursuant to that certain service agreement between the Company and Corporation Service Company.

(b)Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Independent Manager shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Independent Manager of the Company. Notwithstanding any duty otherwise existing at law or in equity, the Independent Manager and any Affiliate of the Independent Manage may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

ARTICLE II

MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS

2.1Membership Interest. Each Member’s percentage ownership interest in the Company shall be equal to such Member’s beneficial ownership interest in the DST immediately prior to the transactions described in the Recitals. The amount of each Member’s percentage ownership interest in the Company (“Membership Interest”) is set forth opposite such Member’s name on Schedule 1 hereto.

2.2	Capital Contributions.

(a) Each Member will be credited with an initial capital contribution (“Capital Contribution”) in the amount set forth opposite such Member’s name on Schedule 1 hereto.

(b)The Manager may request at any time that the Members make additional Capital Contributions to the Company on a pro rata basis in proportion to each Member’s Membership Interest. The Members are not required to comply with any such request. The Manager shall adjust the Members’ Capital Contributions and Membership Interests set forth on Schedule 1 hereto to equitably reflect any additional capital contributions made by Members.

2.3Subordination to Loan Documents. While the Loan Documents remain in effect, any and all rights of Members pursuant to the terms of this Agreement are subordinated to the rights of the Lender under the Loan Documents.

2.4Limited Liability Company Interests.

(a)   Each limited liability company interest in the Company shall constitute and shall remain a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C.§ 8-101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

(b)   The Company shall not permit the limited liability company interests in the Company to be represented by an instrument issued in bearer or registered form, or to constitute certificated securities as defined in Article 8 of the UCC. The Company shall not take any action or permit any action to be taken that would revoke, cancel or change the election set forth in Section 2.4(a) for the limited liability company interests in the Company to constitute securities under Article 8 of the UCC.

(c)   The Company shall maintain books for the purpose of registering the transfer of limited liability company interests.

ARTICLE III

ACCOUNTING, ALLOCATIONS AND DISTRIBUTIONS

3.1	Books of Account.

(a)The Manager shall maintain the books of account of the Company.

(b)The books of account will be closed promptly after the end of each calendar year, which will be the Company’s fiscal year (“Fiscal Year”). Promptly after the close of the Fiscal Year, the Company will cause to be prepared such partnership income tax and other returns required under applicable law and regulation, including any and all statements necessary to advise all Members promptly about their investment in the Company for federal income tax reporting purposes. The Manager will be responsible for the prompt filing and delivery of all such returns and statements. All elections and options available to the Company for tax purposes will be taken or rejected by the Company in the sole discretion of the Manager.

3.2Capital Accounts. A separate capital account (“Capital Account”) will be maintained for each Member. Each Member’s initial Capital Account shall be equal to the amount set forth opposite such Member’s name on Schedule 1 hereto. Thereafter, each Member’s Capital Account will, inter alia, be increased by: (i) the amount of money contributed by such Member to the Company; (ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Member of Company income and gain (or items thereof), including income and gain exempt from tax; and decreased by (iv) the amount of money distributed to such Member (as a Member) by the Company; (v) the fair market value of property distributed to such Member (as a Member) by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); (vi) allocations to such Member of expenditures of the Company described in Code Section 705(a)(2)(B); and (vii) allocations to such Member of Company loss and deduction (or items thereof).

3.3Profit and Loss Allocations. Except as otherwise required by Code Section 704 and the Treasury Regulations thereunder, net profit or net loss of the Company, determined for income tax purposes, will be allocated to the Members pro rata with their Membership Interests.

3.4Special Tax Allocations. In accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution to the Company.

3.5Distributions.

(a)Company cash flow for any Fiscal Year will consist of all cash received by the Company (other than as a capital contribution) less cash expenditures for Company debts, expenses, capital expenditures and reasonable reserves as determined by the Manager in its sole discretion.

(b)Company cash flow for any Fiscal Year will be distributed to the Members in proportion to their Membership Interests.

(c)No Member has the right to partition, or otherwise demand an in-kind distribution of, the Company Property. If the Company distributes Company Property to the Members, the fair market value of such property at the time of such distribution will be determined by the Manager in its sole discretion, and any such distribution will be made to the Members in proportion to their Membership Interests.

(d)No distribution shall be made to any Members, if such distribution would violate applicable law or constitute a default under the Loan Documents.

ARTICLE IV

RIGHTS, DUTIES, LIABILITIES AND RESTRICTIONS OF THE MANAGER

4.1The Manager.

(a)Except solely as provided in Section 4.1(b) with respect to Major Decisions (as defined below), the Manager will have the sole and exclusive right to manage, control and conduct the affairs of the Company and to manage the Company Property, including the right to convert the Company into another form of entity (for the avoidance of doubt, the Manager shall have a limited power of attorney to execute all documents to effect such conversion).

(b)Notwithstanding the foregoing, after satisfaction of the Company’s obligations with respect to the Loan (provided, however, that for the avoidance of doubt the Company’s obligations with respect to the Loan shall not be treated as having been satisfied to the extent the Company is obligated with respect to any substitute financing that has replaced the Loan), the following actions (the “Major Decisions”) will require the consent of Members holding a Majority of the Membership Interests: (i) entering into any agreement for the sale, transfer, or exchange of all or any substantial portion of the Company Property; (ii) entering into, modifying, extending, renewing or canceling any lease with respect to the Company Property or any portion thereof; (iii) entering into, modifying, extending, renewing or canceling any agreement pertaining to any indebtedness to be secured in whole or in part by any mortgage, pledge, lien or other encumbrance upon the Company Property (other than the assumption by the Company the obligations of the DST under the Loan Documents, consent to which is deemed to have been given); (iv) admitting new Members to the Company in exchange for Capital Contributions by such persons to the Company; (v) dissolving and winding up the Company; or (vi) amending this Agreement; provided, however, subject to Section 4.2, this Agreement may be supplemented or amended by agreement of the Manager to correct scrivener’s errors, to clarify any ambiguities in this Agreement or to reflect any changes to or otherwise comply with securities and tax law. The consent of the Members to any Major Decision shall be determined as provided in Section 5.1.

(c)(b)(c) Independent Manager. To the fullest extent permitted by law, including Section 18-1101 (c) of the Act, the Independent Manager shall consider only the interests of the Company, including its creditors, in acting or otherwise voting on the matters referred to in Schedule 2 of Exhibit A. Except for duties to the Company as set forth above in the immediately preceding sentence, the Independent Manager shall not have any fiduciary duties to the Member, Manager, or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, an Independent Manager shall not be liable to the Company, the Manager, the Member or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct. An Independent Manager is hereby designated as a “manager” within the meaning of Section 18-101(12) of the Act. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement and the Independent Manager shall otherwise have no authority to bind the Company. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Independent Manager shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being an Independent Manager of the Company. Notwithstanding any duty otherwise existing at law or in equity, the Independent Manager and any Affiliate of the Independent Manager may engage in or possess an interest in other business ventures of every kind and description, independently or with others. The Company, Manager, or Member shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

4.2Limitation on Authority; Separateness.

(a)  This Section 4.2 is being adopted in order to comply with certain provisions of the Loan Documents necessary to qualify the trust as a “special purpose entity.”

(b)  Notwithstanding any provisions of this Agreement and any provision of law that otherwise so empowers the Company, the Manager or the Members, so long as any obligation evidenced or secured by any of the Loan Documents remains outstanding and not discharged in full and the lien of the mortgage has not been released, neither the Manager, Members nor any other Person on behalf of the Company shall have any authority to do any of the following without Lender’s prior written consent:

(i)	engage in any business or activity other than those set forth in Section 1.4;

(ii)except as provided in Article VIII of this Agreement, seek, consent to or permit (A) any division, dissolution, winding up, liquidation, consolidation or merger, or (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents;

(iii)sell all or substantially all of its assets, except simultaneously with a permitted repayment of the Loan;

(iv)merge, combine or consolidate with any other entity;

(v)file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings;

(vi)seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of the Company’s property;

(vii)make an assignment for the benefit of the creditors of the Company; or

(viii)take any action in furtherance of any of the foregoing.

(c)Notwithstanding any other provision of this Agreement, so long any portion of the Loan remains outstanding, the Manager also shall cause the Company to and the Company shall comply with the covenants set forth on Schedule 2.

(d)Failure of the Company, or the Members or the Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Manager.

(e)Except as provided by Schedule 2, notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, so long any portion of the Loan remains outstanding, neither the Company, the Manager, nor any other Person shall be authorized or empowered to, nor shall they permit the Company to take any Material Action without the written consent of the Independent Manager.

4.3Duties and Responsibilities of the Manager; Compensation.

(a)The Manager will diligently, faithfully and competently perform its duties and responsibilities, and will devote such time to the Company’s business as, in the judgment of the Manager, is reasonably required.

(b)The Manager shall receive as compensation for its services an annual fee equal to $[     ] (collectively, the “Asset Management Fees”), payable on a monthly basis out of the Company’s net cash flow after the payment of the debt service obligations of the Company (if the Effective Date of this Agreement is on or before the one-year anniversary of the date of the Trust Agreement, the Asset Management Fee shall be adjusted in accordance with Section 6.08(b) of the Trust Agreement). The Manager may decide, in its sole discretion, to be paid an amount less than the total amounts to which it is entitled with respect to such Asset Management Fees, and the excess amount that is not paid, in the Manager’s sole discretion, may be waived permanently or, as applicable, deferred or accrued, without interest, to be paid at a later point in time.

(c)In the event of a [financing or] refinancing of the Property, the Manager shall receive as compensation for arranging such [financing or] refinancing a fee of [     ]% of the principal amount of the loan undertaken therewith. Any expenses incurred in connection with such [financing or] refinancing shall be an obligation of the Company and, to the extent borne or otherwise paid by the Manager, shall be subject to reimbursement to the Manager pursuant to Section 4.8(a).

4.4Officers of the Company. The Manager may appoint one or more persons to serve as officers of the Company, in such capacities and with such delegated rights and powers as the Manager may approve; provided, however, that no such officer will have any different or greater rights and powers than the Manager. The Manager may provide that compensation be paid to persons who provide services to the Company as officers.

4.5Expenditures by Manager. The Company will reimburse the Manager and its Affiliates for any costs and expenses reasonably incurred by them on behalf of the Company.

4.6Potential Conflicts. The Company may purchase goods or services from the Manager or its Affiliates, provided that any such transaction will be conducted on commercially reasonable terms. The Manager may engage in business ventures of any nature and description independently or with others, including, but not limited to, the business or businesses engaged in by the Company, and neither the Company nor any of the other Members will have any rights in or to such independent ventures or the profits derived therefrom.

4.7 Liability of Manager. The Manager will not be liable to any Member or the Company for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company. The Manager may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they will have been selected with reasonable care. The Members will look solely to the Company Property for the return of their capital and, if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return such capital, they will have no recourse against the Manager for such purpose. Notwithstanding any of the foregoing to the contrary, the provisions of this Section will not relieve the Manager of any liability by reason of the gross negligence, willful misconduct or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but will be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

4.8Indemnification. The Company agrees: (a) to reimburse the Manager and Independent Manager for all reasonable expenses (including reasonable fees and expenses of counsel and other professionals) incurred in connection with the performance of its duties under this Agreement: (b) to the fullest extent permitted by law, to indemnify the Manager and the Independent Manager, its owners, officers, directors, members, employees, agents and other Affiliates (collectively the “Manager Indemnified Parties” and each a “Manager Indemnified Party”) and hold the Manager Indemnified Parties harmless, in their individual capacities, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements including reasonable legal fees and expenses which may be imposed on, incurred by or asserted at any time against them, in their individual capacities (and not indemnified against by other Persons) which relate to or arise out of the operation of the Company (including this Agreement and all transactions and documents contemplated thereby), the Company Property, or the Loan Documents (all such items collectively the “Indemnified Costs”), provided, however, that the Company shall not be required to indemnify any Company Indemnified Party with respect to any willful misconduct or gross negligence (or in the case of the Independent Manager, bad faith) with respect to the Company on the part of such Manager Indemnified Party to the extent such Manager Indemnified Party is adjudged (as provided in subsection (c) below) to have engaged in such willful misconduct or gross negligence (or in the case of the Independent Manager, bad faith) with respect to the Company; and (c) to the fullest extent permitted by law, to advance to each such Manager Indemnified Party the Indemnified Costs incurred by such Manager Indemnified Party in defending any claim, demand, action, suit or proceeding arising out of the operation of the Company (including this Agreement and all transactions and documents contemplated thereby), the Company Property or the Loan Documents, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of such Manager Indemnified Party, to repay such amount if a court of competent jurisdiction renders a final, nonappealable judgment that includes a specific finding of fact that such Manager Indemnified Party is not entitled to indemnification pursuant to this Section 4.8 (i.e., because such court of competent jurisdiction specifically finds that such Manager Indemnified Party engaged in willful misconduct or gross negligence with respect to the Company). The obligations of the Company pursuant to this Article IV shall survive the resignation or removal of any Manager, the disposition of the Company Property, the termination of the Company, or the amendment, supplement or restatement of this Agreement. So long as any obligation evidenced or secured by the Loan Documents is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity pursuant to this Section 4.8 shall be payable from amounts allocable to the Lender pursuant to the Loan Documents. Any indemnification set forth in this Agreement shall be fully subordinate to the Loan and shall only constitute a claim against the Company to the extent of, and shall be paid by the Company in monthly installments only from, the excess of net operating income of the Company for any month over the amounts then due under the Loan Documents, nor shall it constitute a claim against any owner of an interest in the Company.

4.9Successor to Manager. If the Manager resigns, a successor manager will be selected by Members holding a Majority of the Membership Interests.

4.10Partnership Representative.

(a)The “partnership representative” as provided for in Code Section 6223 shall be the Manager, or such other individual as may be designated by the Manager (the “Partnership Representative”). Each Member hereby consents to such designation and agrees to take any such further action as may be required by the Treasury Regulations or otherwise to effectuate such designation. The Partnership Representative shall be indemnified and reimbursed for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with its serving in that capacity. The Partnership Representative may delegate its responsibilities as Partnership Representative.

(b)For each fiscal year of the Company: (i) the Members consent to either of the elections set forth in Code Sections 6221 and/or 6226(a) and agree to take any action, and furnish the Partnership Representative with any information necessary, to give effect to such election if the Partnership Representative decides to make such election; and (ii) any imputed underpayment imposed on the Company pursuant to Code Section 6232 (and any related interest, penalties or other additions to tax) that the Partnership Representative reasonably determines is attributable to one or more Members (including any former Member) shall be, in the Partnership Representative’s sole discretion, either (A) treated as a distribution under Section 3.5 or (B) promptly paid by such Members to the Company (pro rata in proportion to their respective shares of such underpayment) within fifteen (15) days following the Partnership Representative’s request for payment (and any failure to pay such amount shall result in a subsequent reduction in distributions otherwise payable to such Member in such amount plus interest on such amount calculated at the rate often percent (10%)); provided that in making the determination of which Members (including former Members) any such imputed underpayment is attributable to, the Partnership Representative will allocate any imputed underpayment imposed on the Company (and any related interest, penalties, additions to tax, and audit costs) among the Members in good faith taking into account each Member’s particular status, including, for the avoidance of doubt, a Member’s tax-exempt status. The Manager, and the individual designated by the Manager, in his or her capacity as the Partnership Representative, shall be authorized to take any of the foregoing actions (or any similar actions), to the extent necessary to allow the Company to comply with the partnership audit provisions of the Bipartisan Budget Act of 2015. Regarding the potential obligation of a former Member under this Section 4.10, the following shall apply: (x) each Member agrees that, notwithstanding any other provision in this Agreement, if it is no longer a Member it shall nevertheless be obligated for any responsibilities under this Section 4.10 as if it were a Member at the time of demand hereunder; and (y) the Manager will not consent to the transfer of the Membership Interest of any Member unless the transferee receiving such Membership Interest agrees that in the event the transferor of such Membership Interest does not fulfill its obligation under the preceding clause (x) within twenty (20) business days following written demand by the Partnership Representative, such transferee shall be jointly and severally liable with such transferor for such obligation and the Partnership Representative may thereafter treat the transferee as the relevant Member for purposes of this paragraph.

ARTICLE V
MEMBERS

5.1Powers of the Members. Except as otherwise provided in the Agreement, as to any matters on which the Members have a right to vote, such vote shall require an affirmative vote of a Majority of the Membership Interests.

5.2Liability. No Member will be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount of such Member’s Capital Contribution to the Company.

5.3Meetings of the Members. A meeting of the Members may be called at any time by the Manager or by Members holding a Majority of the Membership Interests. The meetings will be held at the Company’s principal place of business or any other place designated by the Manager. The Manager will give the Members at least ten days prior written notice stating the time, place and purpose of the meeting. At a meeting of the Members, the presence of Members holding a Majority of the Membership Interests, in person or by proxy, will constitute a quorum. A Member may vote either in person or by written proxy signed by the Member or by his, her or its duly authorized attorney in fact. Persons present by telephone will be deemed to be present “in person” for purposes hereof.

5.4Removal of Manager. Notwithstanding any other provision of this Agreement, a Manager can be removed and its successor chosen by Members holding at least seventy five percent (75%) of the Membership Interests for cause by giving written notice to the Manager. As used in the preceding sentence, “Cause” shall mean the willful misconduct, fraud or gross negligence of the Manager, as determined by a final, nonappealable judgment of a court of competent jurisdiction. Notwithstanding the foregoing, (a) so long as any obligation evidenced or secured by the Loan Documents remains outstanding and not discharged in full, the consent of the Lender shall also be required for removal of a Manager and appointment of a successor Manager, and (b) the removal of the Manager shall not be effective without the prior written consent of the Manager until the Manager and each of its Affiliates have been fully removed from any guarantee and indemnity obligations they may have with respect to the Loan.

ARTICLE VI

ASSIGNMENT PROVISIONS

6.1Transfers by Members.

(a)Subject to Section 6.2, a Member may Transfer some or all of its Membership Interests in the Company. For purposes hereof, “Transfer” means, when used as a noun, any sale, hypothecation, pledge, assignment, gift, or other transfer, be it voluntary or involuntary, to any person, inter vivo, testamentary, by operation of laws of devise and descent or other laws, and, when used as a verb, to sell, hypothecate, pledge, assign, gift, or otherwise transfer to any person, be it voluntarily or involuntarily, inter vivo, testamentary, by operation of the laws of devise or descent or any other laws.

(b)Notwithstanding anything contained herein to the contrary, no Transfer of any Membership Interest will be permitted if such Transfer would: (i) be in contravention of or constitute an event of default under the Loan Documents; (ii) result in a termination of the Company for federal income tax purposes that would have a material adverse effect on the Company or any of the Members; (iii) result in the Company not qualifying for an exemption from the registration requirements of any applicable federal or state securities laws; (iv) result in any violation of any applicable federal or state securities laws; (v) require the Company, the Manager or any Affiliate of the Manager to register as an investment advisor under the Investment Advisers Act of 1940, as amended; or (vii) cause the Company Property to become “plan assets” (as defined in the Plan Asset Rules) subject to the fiduciary standards of Part 4 of Subtitle B of Title I of ERISA and Code Section 4975.

6.2General Provisions. The following rules will apply to the Transfer of membership interests in the Company:

(a)no person will be admitted as a substitute member hereunder unless and until: (i) the assignment is made in writing, signed by the assignor and accepted in writing by the assignee, and a duplicate original of the assignment is delivered to and accepted by the Manager; (ii) the prospective assignee executes and delivers to the Company a written agreement, in form and substance satisfactory to the Manager, pursuant to which said person agrees to be bound by this Agreement; and (iii) an appropriate amendment hereto is executed and, if required, filed of record;

(b)the effective date of admission of a substitute member will be no earlier than the date that the documents specified in subsection (a) above are delivered to and accepted by the Manager;

(c)the Company and the Manager will treat the assignor of the assigned interest as the absolute owner thereof and will incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in subsection (a) above have been delivered to and accepted by the Manager;

(d)unless admitted as a substitute member to the Company by the Manager, the assignee or transferee of an interest in the Company hereunder will not be entitled to become or exercise any rights of a Member, but will, to the extent of the interest acquired, be entitled only to the predecessor Member’s share of distributions from the Company. No person, including the legal representatives, heirs or legatees of a deceased Member, will have any rights or obligations greater than those set forth herein and no person will acquire an interest in the Company or become a Member except as permitted hereby. Substitute Members admitted pursuant to Section 6.2 (a) will be entitled to all of the rights and privileges of the original Members hereunder and will be subject to all of the obligations and restrictions hereunder, and in all other respects their admission will be subject to all of the terms and provisions hereof;

(e)the costs incurred by the Company in processing an assignment (including attorney’s fees) will be borne by the assignor or assignee as such parties may agree, and will be payable prior to and as a condition of any distribution of cash or property; and

(f)upon the Transfer of a Membership Interest which satisfies Section 6.2, Schedule 1 to this Agreement will be revised to reflect such Transfer.

ARTICLE VII

ADMISSION OF ADDITIONAL MEMBERS; RESIGNATIONS AND WITHDRAWALS

7.1Admission of Additional Members.

(a)Subject to compliance with applicable securities laws, the Loan Documents and this Agreement, the Manager, in its sole discretion, may admit new Members in exchange for Capital Contributions by such persons to the Company in an amount as determined by the Manager in its sole discretion. The Members hereby grant the Manager the power of attorney to amend the Company’s Articles of Organization and this Agreement to effect any issuance of Membership Interests pursuant this subsection, including such Membership Interests that may constitute one or more classes of interests with preference as to distributions from the Company (provided, however, that the Members will be provided an opportunity to make such Capital Contributions in respect of such new class(es) of interests). Upon the admission of any new Members to the Company, the Manager shall adjust the Members’ Membership Interests set forth on Schedule 1 hereto to equitably reflect the Capital Contributions made by new Members.

(b)Additional Members admitted pursuant to Section 7.1(a) will be entitled to all of the rights and privileges of the original Members hereunder and will be subject to all of the obligations and restrictions hereunder, and in all other respects their admission will be subject to all of the terms and provisions hereof.

(c)No Member shall have any preemptive or similar rights to increase or maintain such Member’s Membership Interest in the Company.

7.2Resignations and Withdrawals. A Member who withdraws from the Company will forfeit all Membership Interests and rights as a Member, including his right to receive any distributions from the Company and the right to vote. Upon the withdrawal of a Member, the Company will not have any obligation to purchase such Member’s Membership Interests or any part thereof. The Manager shall adjust the Members’ Membership Interests set forth on Schedule 1 hereto to equitably reflect the withdrawal of a Member.

ARTICLE VIII

TERMINATION AND WINDING UP

8.1Termination.

(a)The Company will terminate upon the earliest to occur of the following:

(i)The Manager and Members holding a Majority of the Membership Interests vote to terminate the Company or convert it into a different legal entity pursuant to Delaware law; or

(ii)The Company’s sale, exchange or other disposition of all of the Company Property.

(b)Notwithstanding the foregoing, or any other provision of this Agreement to the contrary, for so long as the Company’s obligations under the Loan Documents remain outstanding, the Company may not be terminated without the prior written consent of the Lender.

(c)This Agreement generally and Article VIII in particular will govern the conduct of the parties during the winding up of the Company.

8.2Liquidation Procedures. Upon termination of the Company, the Company’s affairs will be wound up and the Company will be dissolved. A proper accounting will be made of the profit or loss of the Company from the date of the last previous accounting to the date of termination.

8.3Liquidating Trustee. Upon the winding up of the Company, the Manager will act as the liquidating trustee or will appoint a liquidating trustee. The liquidating trustee will have full power to sell, assign and encumber the Company Property. All certificates or notices thereof required by law will be filed on behalf of the Company by the liquidating trustee.

8.4Distribution on Winding Up. The proceeds of liquidation will be applied by the end of the taxable year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation, in the following order:

(a)first, to the creditors of the Company, in the priority and to the extent provided by law; and

(b)thereafter, to the Members in proportion to their Membership Interests.

8.5No Dissolutions. The Bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a Member shall not cause the termination, division or dissolution of the Company and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Member (an “assignee”) shall have all the rights of such Member for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute Member. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Membership Interest shall be subject to all of the restrictions, hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Member.

ARTICLE IX
GENERAL PROVISIONS

9.1Definitions. The following terms not otherwise defined herein will have the meanings ascribed to them below:

(a)“Affiliate” (whether or not such term is capitalized) shall mean, with respect to any specified Person any other Person owning beneficially, directly or indirectly, any ownership interest in such specified Person or directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(b)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c)“Control” (whether or not such term is capitalized) when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, 49% or more of the ownership interests.

“Independent Manager” shall mean an individual with at least three (3) years of employment experience serving as an independent director at the time of appointment who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, Delaware Trust Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers or, after a Securitization is not acceptable to the Rating Agencies, another nationally-recognized company reasonably approved by Lender and if required by Lender after a Securitization, the Rating Agencies, in each case that is not an Affiliate of such corporation, Delaware Statutory Trust or limited liability company and that provides professional independent directors, trustees or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a trustee, member of the board of directors or board of managers of such corporation, Delaware Statutory Trust or limited liability company and is not, and has never been, and will not while serving as independent director, trustee or manager be:

(a)a member (other than an independent, non-economic “springing” member), partner, equity holder, manager, director, officer or employee of such corporation, Delaware Statutory Trust or limited liability company, or any of its respective equity holders or Affiliate of Borrower (other than as an independent director or manager of an Affiliate of such corporation, Delaware Statutory Trust or limited liability company that is not in the direct chain of ownership of such corporation, Delaware Statutory Trust or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of business);

(b)a customer, creditor, supplier or service provider (including provider of professional services) to such corporation, Delaware Statutory Trust or limited liability company or any of its respective equity holders or Affiliates of Borrower (other than a nationally-recognized company that routinely provides professional independent directors or managers and other corporate services to such corporation, Delaware Statutory Trust or limited liability company or any of its respective equity holders or Affiliates of Borrower in the ordinary course of business);

(c)a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)a Person that Controls or is under common Control with (whether directly, indirectly or otherwise) any of the Persons referred to in clauses (a), (b) or (c) above.

(a)A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director or manager of a Special Purpose Entity in the direct chain of ownership of such corporation, Delaware Statutory Trust or limited liability company shall not be disqualified from serving as an independent director or manager of such corporation, Delaware Statutory Trust or limited liability company, provided that the fees that such individual earns from serving as independent directors or managers of such Borrower Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

(b)“Lender” shall mean Arbor Private Label, LLC, a Delaware limited liability company, and its successors and assigns, with respect to the Loan.

(c)“Loan” shall mean that certain loan from the Lender in the amount of $76,575,000 made to the Trust by the Lender.

(d)“Loan Agreement” shall mean that certain Loan Agreement dated as of [_______] (as amended, restated, replaced, supplemented or otherwise modified from time to time), by and between Lender and the Trust.

(e)“Loan Documents” shall mean any and all documents evidencing or securing the Loan or any assumptions thereof including, without limitation, any promissory note, mortgage, assignment of leases and rents, indemnity agreement, guaranty certificate, escrow agreement, consent or subordination agreement or the functional equivalent of any of the aforementioned, and any and all other documents related to the Loan.

(f)“Majority” shall mean more than fifty percent (50%).

(g)“Master Lease” shall mean that certain Master Lease between the Trust, as landlord and the Master Tenant, as tenant, with respect to the Real Estate.

(h)“Master Tenant” shall mean CFHZ Summerfield Master Tenant JV, LLC, a Delaware limited liability company.

(i)“Material Action” means, as to any Person, to file any insolvency, or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver (unless at Lender’s request), liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due (unless such admission is true), or to take action in furtherance of any of the foregoing.

(j)

(k)“Person” (whether or not such term is capitalized) shall mean a natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

(l)“Private Placement Memorandum” shall mean the memorandum and related documents distributed to prospective investors in the Trust that provided such persons with information relating to an investment in the Trust interests.

(m)“Real Estate” shall mean the real estate and improvements located at 8100 Gibbs Way, Landover, Maryland 20785.

(n)“Section” shall mean a section in this Agreement unless the context clearly indicates otherwise.

(o)“Special Purpose Entity” shall mean an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially identical to the special purpose provisions set forth on Schedule 2 of this Agreement.

(p)“Treasury Regulations” shall mean U.S. Treasury Regulations promulgated under the Code.

9.2Notices. All notices, requests, demands, consents and other communications (“Notices”) required or contemplated by the provisions hereof shall refer on their face to this Agreement (although failure to do so shall not make such Notice ineffective), shall, unless otherwise stated herein, be in writing and shall be: (i) personally delivered; (ii) sent by reputable overnight courier service; (iii) sent by certified or registered mail, postage prepaid and return receipt requested; (iv) transmitted by telephone facsimile with electronic confirmation of receipt; or (v) by email (if an email address is provided by such prospective recipient of Notice). Any Member may change its address by giving fifteen (15) days advance written notice stating its new address to the Manager. Commencing with the giving of such notice, such newly designated address will be such Member’s address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

9.3Third Party Reliance. Third parties dealing with the Company shall be entitled to conclusively rely on the signature of the Manager and/or any officer of the Company to bind the Company.

9.4Successors. This Agreement and all the terms and provisions hereof will be binding upon and will inure to the benefit of all Members, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

9. 5Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such state, including all matters of construction, validity and performance. Each party to this Agreement acknowledges and agrees that, except solely for the Act, the laws of the State of Delaware or of any other state or authority having jurisdiction over the Company which pertain to limited liability companies shall not apply to this Agreement, and that the Act is the sole law pertaining to limited liability companies that applies to this Agreement. Each party to this Agreement agrees to only bring suit in a court located in Chicago, Illinois, and consents to personal jurisdiction therein.

9.6Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which will constitute one and the same instrument.

9. 7Pronouns and Headings. As used herein, all pronouns will include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

9.8Members Not Agents. Nothing contained herein will be construed to constitute any Member the agent of another Member, except as specifically provided herein, or in any manner to limit the Members in the carrying on of their own respective businesses or activities.

9.9Entire Understanding. This Agreement constitutes the entire understanding among the Members and supersedes any prior understanding and/or written or oral agreements among them with respect to the Company.

9.10Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, is held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, will not be affected thereby.

9.11Further Assurances. Each of the Members will hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof. Recognizing that the Company may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, each Member agrees, upon the written request of the Manager to furnish promptly a written statement of the status of any matter pertaining to this Agreement or the Company to the best of the knowledge and belief of the Member making such statements.

9.12Benefits of Agreement. No Third-Party Rights. Except for the Lender and its successors or assigns as holders of the Loan (with respect to the Special Purpose Entity Provisions of this Agreement) (a) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member, and (b) nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person, except as provided in this Section 9 .12. The Lender and its successors or assigns are intended third-party beneficiaries of Section 4.2 this Agreement and may enforce this Agreement against the Manager or the Members.

9.13Waiver of Partition; Nature of Interest. To the fullest extent permitted by law, and not withstanding any provision in this Agreement to the contrary, each of the Members, and any additional and substitute members admitted to the Company hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, division, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 3.5 hereof. The interest of each Member in the Company is personal property.

[SIGNATURE PAGE FOLLOWS]

COUNTERPART SIGNATURE PAGE
OPERATING AGREEMENT

OF

CF SUMMERFIELD MULTIFAMILY, LLC

IN WITNESS WHEREOF, the undersigned has executed this Operating Agreement as of the day and year first above written.

MANAGER:
CF Summerfield Manager, LLC,
a Delaware limited liability company
By:
Name:
Its:
MEMBER:
Signature
Print Name
Address
City, State & Zip Code
INDEPENDENT MANAGER:
Signature
Name
Address

SCHEDULE 1

(of Exhibit A)

MEMBERS, CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS

NAME AND ADDRESS OF MEMBER	CAPITAL CONTRIBUTION	CAPITAL ACCOUNT	MEMBERSHIP INTEREST
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________

SCHEDULE 2

(of Exhibit A)

SPE PROVISIONS

Reference is hereby made to that certain Loan and Security Agreement (the “Loan Agreement”), by and between Trust and Lender. Unless otherwise defined herein, the terms used in this Schedule 2 shall have the meanings ascribed thereto in the Loan Agreement. Until the Indebtedness is paid in full, the Company and any SPE Component Entity will remain a “Single Purpose Entity,” which means at all times since its formation and thereafter, the Company:

(i)shall not acquire or lease any real property, personal property, or assets other than the Mortgaged Property;

(ii)shall not acquire, own, operate, or participate in any business other than the leasing, ownership, management, operation, and maintenance of the Mortgaged Property;

(iii)shall not commingle its assets or funds with those of any other Person;

(iv)shall maintain its financial statements, accounting records, and other partnership, real estate investment trust, limited liability company, or corporate books, records and documents, as the case may be, separate from those of any other Person (unless (i) Borrower’s assets have been included in a consolidated financial statement of a Borrower Affiliate prepared in accordance with an Approved Accounting Method, (ii) appropriate notation shall be made on such consolidated financial statement to indicate the separate identity of Borrower and that Borrower’s assets and credit are not available to satisfy the debts and other obligations of the applicable Borrower Affiliate or any other Person, and (iii) Borrower’s assets, liabilities and net worth shall also be listed on Borrower’s own separate balance sheet);

(v)shall have no material financial obligation under any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, other agreement or instrument to which Borrower is a party or by which Borrower is otherwise bound, or to which the Mortgaged Property is subject or by which it is otherwise encumbered, other than:

(a)unsecured trade payables incurred in the ordinary course of the operation of the Mortgaged Property (exclusive of amounts IV. to be paid out of the Replacement Reserve Account or Repairs Escrow Account V. to be paid out of the Replacement Reserve Account or Repairs Escrow Account or Debt Service Reserve, or VI. for rehabilitation, restoration, repairs, or replacements of the Mortgaged Property or otherwise approved by Lender) so long as such trade payables A. are not evidenced by a promissory note, B. are payable within sixty (60) days of the date incurred, and C. as of any date, do not exceed, in the aggregate, three percent (3%) of the original principal balance of the Mortgage Loan;

(b)if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and

(c)obligations under the Loan Documents and obligations secured by the Mortgaged Property to the extent permitted by the Loan Documents;

(vi)shall not assume, guaranty, or pledge its assets to secure the liabilities or obligations of any other Person (except in connection with the Mortgage Loan or other mortgage loans that have been paid in full or collaterally assigned to Lender) or hold out its credit as being available to satisfy the obligations of any other Person;

(vii)shall not make loans or advances to any other Person;

(viii)shall not enter into, or become a party to, any transaction with any Borrower Affiliate, except (i) in the ordinary course of business and on terms which are no more favorable to any such Borrower Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third part, (ii) in connection with this Agreement, and (iii) capital contributions and distributions permitted under the terms of this Agreement;

(ix)shall not Divide;

(x)shall not merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(xi)shall not (A) fail to observe all material organizational formalities necessary to maintain its separate existence, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or (B) amend, modify, terminate or fail to comply with the Single Purpose Entity provisions of its organizational documents, in each case without the prior written consent of Lender;

(xii)shall not own any subsidiary, or make any investment in, any Person;

(xiii)shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xiv)shall not fail to (i) file its own tax returns separate from those of any other Person, except to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file separate tax returns under applicable Legal Requirements, and (ii) pay any taxes required to be paid under applicable Legal Requirements;

(xv)shall not fail to (i) hold itself out to the public as a legal entity separate and distinct from any other Person, (ii) conduct its business solely in its own name or (iii) correct any known misunderstanding regarding its separate identity;

(xvi)shall not, without the prior unanimous written consent of the Manager and the Independent Manager take any Material Action or action that might cause such entity to become insolvent;

(xvii)shall not fail to fairly and reasonably allocate shared expenses (including, without limitation, shared office space and services performed by an employee of a Borrower Affiliate) among the Persons sharing such expenses;

(xviii) shall not fail to intend to remain solvent or fail to pay its own liabilities (including, without limitation, salaries of its own employees), to the extent of its then available cash flow; provided, however, that the foregoing shall not require Borrower’s members, partners or shareholders to make additional capital contributions to Borrower;

(xix)shall not acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

(xx)shall not violate or cause to be violated the assumptions made with respect to Borrower in the Non-Consolidation Opinion or any New Non-Consolidation Opinion;

(xxi)shall not fail to maintain a sufficient number of employees in light of its contemplated business operations to the extent there exists sufficient cash flow from the Property to do so after payment of all operating expenses and Debt Service and without any obligation for any members, partners or shareholders to make additional capital contributions to Borrower;

(xxii)shall not fail to maintain and use separate stationery, invoices and checks bearing its own name;

(xxiii) shall not have any of its obligations guaranteed by a Borrower Affiliate, except as contemplated by the Loan Documents; and

(xxiv) shall not identify itself as a department or division of any other Person.

EXHIBIT B

FORM OF NOTICE OF EXERCISE OF FAIR MARKET VALUE OPTION

[see attached]

NOTICE OF EXERCISE OF FAIR MARKET VALUE OPTION

In accordance with Section 11.01 of the Second Amended and Restated Trust Agreement (the “Agreement”) of CF SUMMERFIELD MULTIFAMILY DST (the “Trust”), the undersigned hereby exercises its Fair Market Value Option with respect to _______________ (the “Investor”) and his, her or its ____% Interest in the Trust (the “Interest”). The Investor may, within ten (10) business days of the date of this Notice of Exercise (the “Cash Election Deadline”), notify the undersigned in writing (such writing, a “Cash Election Notice”) that, pursuant to the terms of Section 11.01 of the Agreement, the Investor is exercising his, her or its right to receive the Cash Amount (as defined in the Agreement) instead of OP Units (as defined in the Agreement) for his, her or its Interest. If the Investor does not provide the undersigned with a Cash Election Notice by the Cash Election Deadline, then the Investor shall be deemed to have agreed to exchange his, her or its Interest exclusively for the OP Units.

If the Investor would like to elect Class S OP Units, Class D OP Units or Class I OP Units instead of Class T OP Units, the Investor must contact his, her or its broker-dealer of record with respect to the Interests to confirm that he, she or it satisfies the eligibility criteria for such class of OP Units as set forth in the prospectus of Cantor Fitzgerald Income Trust, Inc. with respect to the corresponding class of shares of its stock and, if eligible, to make such election to the undersigned within thirty (30) business days of the date of this Notice of Exercise.

The undersigned shall deliver the OP Units, Cash Amount, or a combination of OP Units and the Modified Cash Amount, as applicable, to the Investor in accordance with the terms of Section 11.01 of the Agreement and to the address specified in the Trust’s records.

Dated:	, 20
CANTOR FITZGERALD INCOME TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF TAX PROTECTION AGREEMENT

[see attached]

TAX PROTECTION AGREEMENT

THIS TAX PROTECTION AGREEMENT (this “Agreement”) is made and entered into as

of [      ] by and among CANTOR FITZGERALD INCOME TRUST, INC. a Maryland corporation (the “REIT”), CANTOR FITZGERALD INCOME TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”), and [      ] (the “Contributor”).

WHEREAS, pursuant to the terms and conditions of Article XI (the “Fair Market Value Option Provision”) of the trust agreement (the “Trust Agreement”) of CF Summerfield Multifamily DST, a Delaware statutory trust (the “DST”), the Contributor is contributing (the “Contribution”) to the Partnership some or all of its percentage ownership interest (the “DST Interests”) in the DST (as more specifically identified on Schedule A), which owns Summerfield at Morgan Metro, a multifamily residential community located at 8100 Gibbs Way, Landover, Maryland (the “DST Property”) in exchange for Class [  ] limited partnership units in the Partnership (“OP Units”);

WHEREAS, because the investors in the DST (including the Contributor) are treated as owning, pursuant to the rules set forth at Treasury Regulations Section 301.7701-4(c)(l) and Revenue Ruling 2004-86, 2004-2 C.B. 191, an undivided fractional interest in the DST Property that is proportional to their ownership of DST Interests, it is intended for federal income tax purposes that the Contribution be treated, for the Contributor (and similarly for each other investor) as a contribution by the Contributor of the Contributor’s undivided fractional interest in the DST Properties to the Partnership in exchange for OP Units under section 721 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the parties desire to enter into this Agreement regarding certain tax matters as set forth herein; and

WHEREAS, the REIT and the Partnership desire to evidence their agreement regarding certain actions to be taken by the Partnership regarding the disposition of the DST Properties and certain debt obligations of the Partnership and its subsidiaries.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and in the Fair Market Value Option Provision of the Trust Agreement, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

“Allocated Liabilities Tax Protection Period” means the period commencing on the Closing Date and ending on 11:59 PM on the 10th anniversary of the Closing Date; provided, however, the Allocated Liabilities Tax Protection Period with respect to a Protected Partner shall end on the date on which such Protected Partner ceases to own, in the aggregate, 30% or more of the OP Units issued in respect of such Protected Partner’s DST Interest pursuant to the Fair Market Value Option Provision of the Trust Agreement.

“Closing Date” means the date on which the Contribution will be effective.

“Code” has the meaning set forth in the Recitals.

“Contribution” has the meaning set forth in the Recitals.

“Contributor” has the meaning set forth in the Preamble.

“DST Interests” has the meaning set forth in the Recitals.

“DST Property” has the meaning set forth in the Recitals.

“Fair Market Value Option Provision” has the meaning set forth in the Recitals.

“Gain Limitation Property” means (i) any DST Property contributed by the Contributor to the Partnership pursuant to the Fair Market Value Option Provision of the Trust Agreement with respect to which there is Protected Gain, (ii) any other properties or assets hereafter acquired by the Partnership or any direct or indirect interest owned by the Partnership in any entity that owns an interest in a Gain Limitation Property, if the disposition of that interest would result in the recognition of Protected Gain by a Protected Partner, and (iii) any other property that the Partnership directly or indirectly receives that is in whole or in part a “substituted basis property” as defined in Section 7701(a)(42) of the Code with respect to a Gain Limitation Property.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-l(a)(2).

“OP Units” has the meaning set forth in the Recitals.

“Partnership” has the meaning set forth in the Preamble.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, as the same may be further amended in accordance with the terms thereof.

“Protected Gain” shall mean the gain that would be allocable to and recognized by a Protected Partner under Section 704(c) of the Code in the event of the sale of a Gain Limitation Property in a fully taxable transaction (excluding its corresponding share of “book gain,” if any). The initial amount of Protected Gain with respect to a Protected Partner shall be determined as if the Partnership sold each Gain Limitation Property in a fully taxable transaction on the Closing Date for consideration equal to the Section 704(c) Value of such Gain Limitation Property on the Closing Date. Gain that would be allocated to a Protected Partner upon a sale of a Gain Limitation Property that is “book gain” (for example, any gain attributable to appreciation in the actual value of the Gain Limitation Property following the Closing Date or any gain resulting from reductions in the “book value” of the Gain Limitation Property following the Closing Date) shall not be considered Protected Gain. (As used in this definition, “book gain” is any gain that would not be required under Section 704(c) of the Code and the applicable regulations to be specially allocated to a Protected Partner, but rather would be allocated to all partners in the Partnership, including the REIT, in accordance with their respective economic interests in the Partnership.)

“Protected Gain Tax Protection Period” means, with respect to the DST Property, the period commencing on the Closing Date and ending on 11:59 PM on the 5th anniversary of the Closing Date; provided, however, the Protected Gain Tax Protection Period with respect to a Protected Partner shall end on the date on which such Protected Partner ceases to own, in the aggregate, 30% or more of the OP Units issued in respect of such Protected Partner’s DST Interest pursuant to the Fair Market Value Option Provision of the Trust Agreement.

“Protected Partner” means the Contributor and any person who acquires OP Units from a Protected Partner in a transaction in which gain or loss is not recognized in whole or in part and in which such transferee’s adjusted basis, as determined for federal income tax purposes, is determined in whole or in part by reference to the adjusted basis of a Protected Partner in such OP Units, provided, however, that a Protected Partner does not include any person who acquires OP Units in a transaction with respect to which the consent of the general partner or manager of the Partnership was not obtained (to the extent such consent is required pursuant to the Partnership Agreement at the time of such transfer).

“Section 704(c) Value” means the fair market value of any Gain Limitation Property as of the Closing Date, as determined by the Partnership. The Partnership shall initially carry the Gain Limitation Property on its books at a value equal to the Section 704(c) Value as set forth above.

“REIT” has the meaning set forth in the Preamble.

“Subsidiary” means any entity in which the Partnership owns a direct or indirect interest that owns a Gain Limitation Property on the Closing Date or that thereafter is a successor to the Partnership’s direct or indirect interests in a Gain Limitation Property.

“Trust Agreement” has the meaning set forth in the Recitals.

ARTICLE2

RESTRICTIONS ON DISPOSITIONS OF

GAIN LIMITATION PROPERTIES; INDEMNIFICATION; LIQUIDATION;
NOTIFICATION OF ADJUSTED TAX BASIS OF THE GAIN LIMITATION

PROPERTY

2.1Restrictions on Disposition of Gain Limitation Properties. The Partnership agrees for the benefit of the Contributor, for the term of the Protected Gain Tax Protection Period, to use commercially reasonable efforts to sell, exchange or otherwise dispose of any Gain Limitation Properties pursuant to a transaction that qualifies as a like-kind exchange under Section 1031 of the Code, or an involuntary conversion under Section 1033 of the Code, or any other transaction (including, but not limited to, a contribution of property to any entity that qualifies for the non-recognition of gain under Section 721 or Section 351 of the Code, or a merger or consolidation of the Partnership with or into another entity that qualifies for taxation as a “partnership” for federal income tax purposes) that, as to each of the foregoing, does not result in the recognition of any taxable income or gain to a Protected Partner with respect to any of the OP Units received pursuant to the Contribution; provided, however, that in the case of a Section 1031 like-kind exchange, if such exchange is with a “related party” within the meaning of Section 1031(f)(3) of the Code, any direct or indirect disposition by such related party of the Gain Limitation Property or any other transaction prior to the expiration of the two (2) year period following such exchange that would cause Section 1031(f)(l) to apply with respect to such Gain Limitation Property (including by reason of the application of Section 1031(f)(4)) shall be considered a violation of this Section 2.1 by the Partnership.

Notwithstanding the foregoing, this Section 2.1 shall not apply to any transaction to the extent that the Protected Partner is provided with an opportunity to participate in such transaction in a manner that does not result in the recognition of taxable income or gain by such Protected Partner under Section 704(c) of the Code, regardless of whether such Protected Partner elects to participate in such transaction in such manner or otherwise.

2.2Indemnification for Breaches of Section 2.1.

(a) In the event that the Partnership breaches its obligation set forth in Section 2.1, the Protected Partner shall receive from the Partnership as damages an amount equal to the aggregate federal, state and local income taxes incurred by such Protected Partner (including, for the avoidance of doubt, such amounts incurred by an owner of a Protected Partner (any such person an “Indirect Owner”) whose income taxes are borne by the owners of the Protected Partner rather than by the Protected Partner itself) as a result of any Protected Gain allocated to such Protected Partner by reason of such disposition plus an additional amount so that, after the payment by such Protected Partner (or Indirect Owner thereof) of all taxes on amounts received pursuant to this Section 2.2(a), such Protected Partner (or Indirect Owner thereof) retains an amount equal to its total tax liability incurred as a result of the Gain Limitation Property disposition. The Partnership shall calculate any required indemnity payment owed to a Protected Partner pursuant to this Section 2.2(a) and make any required payment within ninety (90) days after such breach has occurred. For purposes of the preceding sentence, (1) all income arising from a transaction or event that is treated as ordinary income under the applicable provisions of the Code and all payments under this Section 2.2(a) shall be treated as subject to federal, state and local income tax at an effective tax rate imposed on ordinary income of individuals residing in the city and state of residence of such Protected Partner, determined using the maximum federal rate of tax on ordinary income and the maximum state and local rates of tax on ordinary income then in effect in such city and state, (2) all income arising from a transaction or event that is treated as “unrecaptured section 1250 gain” within the meaning of Code Section 1(h)(6) with respect to such Protected Partner shall be subject to federal, state and local income tax at the effective tax rate imposed on the unrecaptured section 1250 gain of individuals residing in the city and state of residence of such Protected Partner, (3) all other income arising from the transaction or event shall be subject to federal, state, and local income tax at the effective tax rate imposed on long-term capital gains of individuals residing in the city and state of residence of such Protected Partner, determined using the maximum federal, state and local rates on long-term capital gains then in effect, (4) any amounts giving rise to a payment pursuant to this Section 2.2(a) will be determined assuming that the transaction or event giving rise to the Partnership’s obligation to make a payment was the only transaction or event reported on the Protected Partner’s tax return (i.e., without giving effect to any loss carry forwards or other deductions attributable to such Protected Partner); provided, however, that tax effect will be given to any suspended losses of a Protected Partner (or Indirect Owner thereof) with respect to its direct or indirect investment in the Partnership, (5) any amounts payable with respect to state and local income taxes shall be assumed to be fully deductible (subject to any cap or other limitation applicable) for federal income tax purposes, and (6) any amounts payable with respect to local income taxes shall be assumed to be fully deductible (subject to any cap or other limitation applicable) for state income tax purposes. In the case of a Protected Partner which is a partnership or disregarded entity for federal income tax purposes, the preceding sentence shall be applied treating each Indirect Owner of such partnership as if it were directly a Protected Partner, and in the case of a corporate Protected Partner, the preceding sentence shall be applied using the highest marginal rate of tax applicable to corporations for federal income tax purposes and state corporate income or franchise tax purposes. Notwithstanding the foregoing, in no event shall the amount of gain with respect to any Protected Partner exceed the amount of Protected Gain allocated to that Protected Partner. If requested by the Partnership, each Protected Partner shall promptly provide the Partnership with any information (including information regarding Indirect Owners) reasonably requested by the Partnership to enable the Partnership to make such calculations or the calculations pursuant to this Section 2.2(a).

(b)Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner (or Indirect Owner thereof) for a breach or violation of the covenants set forth in Section 2.1 shall be a claim for damages against the Partnership, computed as set forth in Section 2.2(a), and no Protected Partner (or Indirect Owner thereof) shall be entitled to pursue a claim for specific performance of the covenant set forth in Section 2.1 or bring a claim against any person that acquires a Gain Limitation Property from the Partnership in violation of Section 2.1.

2.3In-Kind Distributions in Certain Liquidations. In the event, during the term of the Protected Gain Tax Protection Period, there is: (a) an actual or imminent liquidation or wind-up of the REIT or the Partnership, or sale or other disposition of all or substantially all of the assets of the REIT or the Partnership, in a transaction in which there is no successor obligor to the REIT or the Partnership for purposes of this Agreement, and in respect of which there would be an event to which the indemnification obligations of Section 2.2(a) would apply (any such transaction a “Liquidation”); or (b) an involuntary disposition of Gain Limitation Property by reason of a foreclosure or similar action by an unrelated third party, which disposition will not otherwise satisfy Section 2.1 of this Agreement, the Partnership, upon the request of the Protected Partner, shall use commercially reasonable efforts prior to the Liquidation and triggering the applicability of Section 2.2(a) to distribute to such Protected Partner such Protected Partner’s Gain Limitation Property.

2.4Notice. During the Protected Gain Tax Protection Period, the Partnership shall undertake commercially reasonable efforts to provide prior written notice to a Protected Partner of any transaction that could result in the application of Section 2.2(a) or 2.3 to such Protected Partner.

2.5Adjusted Tax Basis in Gain Limitation Property. Upon request from the Partnership, the Contributor shall notify the Partnership of its adjusted tax basis in the Gain Limitation Property as of the Closing Date. The Contributor shall cooperate with all reasonable requests for documentation supporting the Contributor’s calculation of its adjusted tax basis in the Gain Limitation Property. If the Contributor fails to satisfy its obligations under this
Section 2.5, the Partnership and the REIT shall not be required to comply with or otherwise satisfy the other provisions of Article 2 and Article 3 of this Agreement.

ARTICLE 3

NOTIFICATION OF REDUCTION OF LIABILITIES; COOPERATION REGARDING
SPECIAL ALLOCATION OF LIABILITIES

3.1Notification Requirement. During the Allocated Liabilities Tax Protection Period, the Partnership shall undertake commercially reasonable efforts to provide prior written notice to a Protected Partner if the Partnership intends to repay, retire, refinance or otherwise reduce (other than scheduled amortization or repayment) the amount of liabilities of the Partnership, or otherwise take action that would result in the reallocation of such liabilities for federal income tax purposes, in each case in a manner that would cause a Protected Partner to recognize gain or loss for federal income tax purposes.

3.2Special Allocation of Liabilities. If the Partnership provides notice to a Protected Partner pursuant to Section 3.1, the Partnership shall cooperate with the Protected Partner to arrange a special allocation of liabilities of the Partnership to the Protected Partner in such amount or amounts so as to cause the amount of partnership liabilities allocated to such Protected Partner for purposes of Section 752 of the Code as are necessary to prevent the Protected Partner from recognizing gain or loss for federal income tax purposes as a result of the intended repayment, retirement, refinancing or other reduction (other than scheduled amortization or repayment) in the amount of liabilities with respect to a Gain Limitation Property, including, without limitation, offering to the Protected Partner the opportunity either (i) to enter into a “vertical slice guarantee” of liabilities of the Partnership pursuant to which the Protected Partner will guarantee a certain percentage of every dollar that the lender for the guaranteed liability is not repaid by the Partnership or (ii) to enter into a “deficit restoration obligation” pursuant to which the Protected Partner would enter into written obligation to restore part or all of its deficit capital account in the Partnership upon the occurrence of certain events. In order to minimize the need to specially allocate liabilities of the Partnership pursuant to the preceding sentence, the Partnership shall use the “additional method” method under Treasury Regulations Section 1.752-3(a)(3) to allocate Nonrecourse Liabilities considered secured by a Gain Limitation Property to the Protected Partner to the extent that the “built-in gain” with respect to those properties exceeds the amount of the Nonrecourse Liabilities considered secured by such Gain Limitation Property allocated to the Protected Partner under Treasury Regulations
Section 1.752-3(a)(2).

ARTICLE 4

AMENDMENT OF THIS AGREEMENT

4.1Amendment. This Agreement may not be amended, directly or indirectly (including by reason of a merger between either the Partnership or the REIT and another entity) except by a written instrument signed by the REIT, the Partnership, and each Protected Partner affected by such amendment.

ARTICLE 5

MISCELLANEOUS

5.1Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver, and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

5.2Assignment. No party hereto shall assign its or his rights or obligations under this Agreement, in whole or in part, except by operation of law, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.

5.3Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Contributor and its respective successors and permitted assigns, whether so expressed or not. This Agreement shall be binding upon the REIT, the Partnership, and any entity that is a direct or indirect successor, whether by merger, transfer, spin-off or otherwise, to all or substantially all of the assets of either the REIT or the Partnership (or any prior successor thereto as set forth in the preceding portion of this sentence), provided that none of the foregoing shall result in the release of liability of the REIT and the Partnership hereunder. The REIT and the Partnership covenant with and for the benefit of the Contributor not to undertake any transfer of all or substantially all of the assets of either entity (whether by merger, transfer, spin-off or otherwise) unless the transferee has acknowledged in writing and agreed in writing to be bound by this Agreement, provided that the foregoing shall not be deemed to permit any transaction otherwise prohibited by this Agreement.

5.4 Modification; Waiver. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

5.5Representations and Warranties Regarding Authority; Noncontravention. Each of the REIT and the Partnership has the requisite corporate or other (as the case may be) power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement by each of the REIT and the Partnership and the performance of each of its respective obligations hereunder have been duly authorized by all necessary trust, partnership, or other (as the case may be) action on the part of each of the REIT and the Partnership. This Agreement has been duly executed and delivered by each of the REIT and the Partnership and constitutes a valid and binding obligation of each of the REIT and the Partnership, enforceable against each of the REIT and the Partnership in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors’ rights generally) or (ii) general principles of equity. The execution and delivery of this Agreement by each of the REIT and the Partnership do not, and the performance by each of its respective obligations hereunder will not, conflict with, or result in any violation of (i) the Partnership Agreement or (ii) any other agreement applicable to the REIT and/or the Partnership, other than, in the case of clause (ii), any such conflicts or violations that would not materially adversely affect the performance by the Partnership and the REIT of their obligations hereunder.

5.6Captions. The Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

5.7Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the email address specified below:

(i)if to the Partnership or the REIT, to:

Cantor Fitzgerald Income Trust Operating Partnership, L.P.

110 East 59th Street

New York, NY 10022

ATTN: Chris A. Milner

Email: cmilner@cantor.com

(ii)if to a Protected Partner, to the address on file with the Partnership.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

5.8Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

5.9Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of [Delaware], without regard to the choice of law provisions thereof.

5.10Consent to Jurisdiction; Enforceability.

(a)This Agreement and the duties and obligations of the parties hereunder shall be enforceable against any of the parties in the courts of the State of [Delaware]. For such purpose, each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of such courts and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts.

(b)Each party hereto hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

5.11Severability. If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

5.12Costs of Disputes. Except as otherwise expressly set forth in this Agreement, the nonprevailing party in any dispute arising hereunder shall bear and pay the costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the prevailing party or parties in connection with resolving such dispute.

IN WITNESS WHEREOF, the REIT, the Partnership, and the Contributor have caused this Agreement to be signed by their respective officers, general partners, or delegates thereunto duly authorized all as of the date first written above.

CANTOR FITZGERALD INCOME TRUST., INC. a Maryland corporation

By:
Name:
Title:

CANTOR FITZGERALD INCOME TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:	Cantor Fitzgerald Income Trust, Inc. a Maryland corporation, its general partner

By:
Name:
Title:

[CONTRIBUTOR, a ____]

By:
Name:
Title:

Schedule A

Protected Property

Gain Limitation Property DST Interest

Contributor’s Percentage Interest in DST subject to the Contribution	[X%]